<NOTE>

      FEE PAID VIA FEDWIRE

</NOTE>

                        Washington, D.C.
                     ______________________

                            Form S-8
                     Registration Statement
                              Under
                   The Securities Act of 1933
                     ______________________

                  The Colonial BancGroup, Inc.
     (Exact name of registrant as specified in its charter)

        Delaware                            63-0661573
(State of Incorporation)       (I.R.S. Employer Identification No.)

         One Commerce Street, Suite 800
           Montgomery, Alabama 36104            (334) 240-5000
(Address of principal executive offices)        (Telephone No.)

           The Colonial 401(k) and Profit Sharing Plan
                      (Full title of plan)

        W. Flake Oakley, IV                  Copies to:
Chief Financial Officer, Treasurer
          and Secretary                      Michael D. Waters
       Post Office Box 1108                  Miller, Hamilton, Snider & Odom
     Montgomery, Alabama 36102               One Commerce Street, Suite 802
         (334) 240-6035                      Montgomery, Alabama 36103
(Name, address and telephone number          (334) 834-5550
        of agent for service)

                CALCULATION OF REGISTRATION FEE



Title of Securities     Amount to be     Prop. Max. Offering     Prop. Max. Aggregate     Amount of Fee
to be Registered         Registered         Price Per Unit          Offering Price

Common Stock par
value $2.50 per            500,000             $29.3125               $14,656,250          $5,053.88(1)
share

Participation
Interests                    (2)


(1) Calculated pursuant to Rule 457(h).

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                             PART I

     The documents specified in Part I of Form S-8 are omitted in accordance with the 'Note' to Part I of Form S-8.



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

     The Registrant, The Colonial BancGroup, Inc., and The Colonial 401(k) and Profit Sharing Plan (the "Plan"), hereby incorporate, the following documents by reference in this registration
statement:   All documents subsequently filed by the Registrant or
the Plan pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents:

     (a) The Registrant's and the Plan's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act that contains audited financial statements for the registrant's and the Plan's latest fiscal year for which such statements have been filed, i.e., the Annual Report on Form 10-K for the fiscal year ending December 31, 1994 except to the extent that items 7, 8 and 14 of such report are superceded by BancGroup's Form 8-K referred to in item
(b)(4) below and the Plan's Form 11-K for the fiscal year ending December 31, 1994.

     (b) (1) The Registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and June 30,
               1995;

          (2)  The Registrant's report on Form 8-K dated February
               21, 1995;

          (3)  The Registrant's report on Form 8-K/A dated April
               21, 1995;

          (4)  The Registrant's report on Form 8-K dated July 10,
               1995; and

     (c) The Registrant's Form 8-A dated November 22, 1994, effective February 22, 1995 containing a description of the Registrant's common stock.

     Item 4.  Description of Securities.

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

     Certain legal issues respecting the shares of Common Stock of the Registrant to be issued are being passed upon by the law firm of Miller, Hamilton, Snider & Odom, L.L.C. Post Office Box 46, Mobile, Alabama 36601. John C. H. Miller, Jr., a partner in such firm, is a director of the Registrant. Mr. Miller owns 11,173 shares of Common Stock of the Registrant.

     Item 6.  Indemnification of Directors and Officers.

     Pursuant to Section 145 of the Delaware General Corporation Law, officers, directors, employees and agents of the Registrant are entitled to indemnification against liabilities incurred while acting in such capacities on behalf of the Registrant, including reimbursement of certain expenses. In addition, the Registrant maintains an officers' and directors' insurance policy and a separate indemnification agreement pursuant to which directors and certain officers of the registrant would be entitled to indemnification against certain liabilities, including reimbursement of certain expenses.

     Item 7.  Exemption from Registration Claimed.

     Not applicable.

     Item 8.  Exhibits.

Exhibit No.               Description

   4.(A)       Article 4 of the Restated Certificate of
               Incorporation of the Registrant filed as Exhibit
               4.1 to the Registrant's Report on Form 8-K, dated
               February 21, 1995, and incorporated herein by reference.

   4.(B)       Article II of the Bylaws of the Registrant filed as
               Exhibit 4.2 to the Registrant's Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

   4.(C)       The Colonial 401(k) and Profit Sharing Plan

   5.          Opinion of Miller, Hamilton, Snider & Odom, L.L.C.
               as to certain issues regarding the securities being registered.

     UNDERTAKING: The registrant has submitted a request to the Internal Revenue Service for a determination that the Plan, as amended, is a qualified plan under section 401 of the Internal Revenue Code. The registrant hererby undertakes that it will make all changes required by the IRS in order to qualify such plan.

  23.(A)       Consents of Coopers & Lybrand.

  23.(B)       Consent of Miller, Hamilton, Snider & Odom, L.L.C.

    24 Power of attorney filed as Exhibit 25 of the Registrant's Annual Report on Form 10-K for the fiscal year ending December 31, 1994 and incorporated herein by reference.



     Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions summarized in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montgomery, Alabama, on the 2 day of October, 1995.

                               THE COLONIAL BANCGROUP, INC.

                                BY:     /s/ Robert E. Lowder
                                        Its Chairman of the Board
                                        of Directors, President and
                                        Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                               TITLE                  DATE

/s/ Robert E. Lowder
_____________________________     Chairman of the Board          **
Robert E. Lowder                  of Directors, President
                                  and Chief Executive Officer

/s/ W. Flake Oakley, IV
______________________________    Chief Financial Officer,       **
W. Flake Oakley, IV               Treasurer and Secretary


            *
______________________________     Director                      **
Young J. Boozer

            *
______________________________
William Britton                    Director                      **

            *
______________________________     Director                      **
Jerry J. Chesser

______________________________     Director                      **
Augustus K. Clements, III

            *
______________________________     Director                      **
Robert Craft

            *
______________________________     Director                      **
Patrick F. Dye

            *
______________________________     Director                      **
Clinton O. Holdbrooks

            *
______________________________     Director                      **
D. B. Jones

            *
______________________________     Director                      **
Harold D. King

            *
______________________________     Director                      **
John Ed Mathison

            *
______________________________     Director                      **
Milton McGregor

            *
______________________________     Director                      **
John C. H. Miller, Jr.

            *
______________________________     Director                      **
Joe D. Mussafer

            *
______________________________     Director                      **
William E. Powell, III
            *
______________________________     Director                      **
Jack H. Rainer

            *
______________________________     Director                      **
Frances E. Roper

            *
______________________________     Director                      **
Ed V. Welch

* The undersigned, acting pursuant to a power of attorney, has signed this registration statement on form S-8 for and on behalf of the persons indicated above as such persons true and lawful, attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.

/s/  W. Flake Oakley, IV
________________________
     W. Flake Oakley, IV
     Attorney-in-Fact


**Date: October 2, 1995


                          EXHIBIT INDEX

  EXHIBIT                                                            PAGE

Ex-4.(A)        Article 4 of the Restated Certificate of
                Incorporation of the Registrant filed as Exhibit
                4.1 to the Registrant's Report on Form 8-K, dated
                February 21, 1995, and incorporated herein by reference.

Ex-4.(B)        Article II of the Bylaws of the Registrant filed as
                Exhibit 4.2 to the Registrant's Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

Ex-4.(C)        The Colonial 401(k) and Profit Sharing Plan

Ex-5.           Opinion of Miller, Hamilton, Snider & Odom, L.L.C.
                as to certain issues regarding the securities being registered.

Ex-23.(A)       Consents of Coopers & Lybrand

Ex-23.(B)       Consent of Miller, Hamilton, Snider & Odom, L.L.C.

Ex-24 Power of Attorney filed as Exhibit 25 to the Registrant's Annual Report on Form 10-K for the fiscal year ending December 31, 1994, and incorporated herein by reference.

                             Ex-4.(A)

     Article 4 of the Restated Certificate of Incorporation of the Registrant, filed as Exhibit 4.1 to the Registrant's Report on Form 8-K, dated February 21, 1995, is incorporated herein by reference.

                             Ex-4.(B)

     Article II of the Bylaws of the Registrant, filed as Exhibit
4.2 to the Registrant's Report on Form 8-K, dated February 21,
1995, is incorporated herein by reference.

                             Ex-4.(C)

                     THE COLONIAL 401(k) AND

                       PROFIT SHARING PLAN

                      Amended and Restated
                    Effective January 1, 1991

                     THE COLONIAL 401(k) AND

                       PROFIT SHARING PLAN

Introduction

Effective October 1, 1983, The Colonial Company (the Company), adopted The Colonial Company Thrift Plan and Trust Agreement (the
Plan), which provided for profit sharing contributions and employee after-tax contributions. Effective January 1, 1986, the Plan was amended and restated to change the employee after-tax contributions to before-tax contributions under Section 401(k) of the Internal Revenue Code (the Code) and to provide for Company matching contributions. The name of the Plan was changed to The Colonial Company Employees' Incentive Savings Plan. Effective January 1, 1987, the name of the Plan was changed to The Colonial Company Profit Sharing Plan. Effective January 1, 1991, the name of the Plan is again changed to The Colonial 401(k) and Profit Sharing Plan.

Other amendments to the 1986 restated Plan were as follows: (1) Amendment No. 1 effective January 1, 1987 and January 1, 1988, (2) Amendment No. 2 effective January 1, 1987 and January 1, 1988, (3) Amendment No. 3 effective January 1, 1987, (4) Amendment No. 4 effective August 1, 1988, (5) Amendment No. 5 effective January 1, 1989, and (6) Amendment No. 6 effective January 1, 1988.

Effective January 1, 1991, the Plan is amended and restated to incorporate the six amendments made since the January 1, 1986 restatement, and to comply with amendments made to the Code and the Employee Retirement Income Security Act (ERISA) by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Technical and Miscellaneous Revenue Act of 1988, the Unemployment Compensation Act of 1992, the Omnibus Budget Reconciliation Act of 1993, and Treasury Department Regulations, Department of Labor Regulations, and other publications issued under those statutes.

The procedures for qualifying and administering domestic relations orders are set forth in Addendum A. The Addendum is attached to the main document, and is an integral part of the Plan.

The rights of any employee who terminated employment before the effective date of this restatement of the Plan will be governed by the Plan as in effect on the employee's termination date. All other Participants will be entitled to benefits payable under the Plan as amended and in effect on January 1, 1991.

                     THE COLONIAL 401(k) AND
                       PROFIT SHARING PLAN

                        Table of Contents

                                                               Page
ARTICLE 1  - DEFINITIONS

     1.1     ACP Test                                           1
     1.2     ADP Test                                           1
     1.3     Accounts                                           1
             (a)   Employer Contribution Accounts               1
             (b)   Employee Contribution Accounts               2
             (c)   Rollover Account                             3
     1.4     Actual Contribution Ratio (ACR)                    3
     1.5     Actual Deferral Ratio (ADR)                        3
     1.6     Addenda                                            3
     1.7     Adoption Agreement                                 3
     1.8     Affiliated Company                                 4
     1.9     After-Tax Account                                  4
     1.10    Average Contribution Percentage (ACP)              4
     1.11    Average Deferral Percentage (ADP)                  4
     1.12    Before-Tax Account                                 4
     1.13    Before-Tax Contribution                            4
     1.14    Board                                              4
     1.15    Break in Service                                   4
     1.16    Code                                               4
     1.17    Committee                                          5
     1.18    Company                                            5
     1.19    Company Stock                                      5
     1.20    Compensation                                       5
             (a)   Contributions and Nondiscrimination
                   Testing                                      5
             (b)   Code Section 415 Limitations and
                   Deductibility of Employer Contributions      6
             (c)   Statutory Cap                                6
     1.21    Contributions                                      7
             (a)   Employer Contributions                       7
             (b)   Before-Tax Contributions                     8
             (c)   Rollover Contributions                       9
     1.22    Controlled Group                                   9
     1.23    Disability                                         9
     1.24    Effective Date                                     9
     1.25    Eligible Employee (or Employee)                    9
     1.26    Employer                                          10
     1.27    Employer Contribution Accounts                    10
     1.28    Employer Contributions                            10
     1.29    Employment                                        10
     1.30    Employment Date                                   10
     1.31    Enrollment Date                                   10
     1.32    ERISA                                             11
     1.33    Excess ACP Contributions                          11
     1.34    Excess ADP Deferrals                              11
     1.35    Excess Dollar Deferrals                           11
     1.36    Family Unit                                       11
     1.37    Five-Year Break                                   11
     1.38    HCE Group                                         12
     1.39    Highly Compensated Employee (HCE)                 12
             (a)   Applicable Definitions                      12
             (b)   Identifying HCEs                            13
             (c)   Indexing                                    15
             (d)   Family Aggregation Rules                    15
     1.40    Hours of Service                                  15
             (a)   Periods of Credit                           15
             (b)   Periods of No Credit                        16
             (c)   Crediting Hours of Service - General Rule   17
             (d)   Crediting Hours of Service - Special Rules  17
     1.41    Matching Account                                  19
     1.42    Matching Contribution                             19
     1.43    NCE Group                                         19
     1.44    Nonhighly Compensated Employee (NCE)              19
     1.45    Normal Retirement Age                             19
     1.46    One-Year Break                                    19
     1.47    Participant                                       20
     1.48    Plan                                              20
     1.49    Plan Administrator                                20
     1.50    Plan Year                                         20
     1.51    Pre-1987 Vested Account                           20
     1.52    Profit Sharing Account                            20
     1.53    Profit Sharing Contribution                       20
     1.54    Required Beginning Date                           20
             (a)   Participant                                 20
             (b)   Beneficiaries                               21
     1.55    Rollover Account                                  21
     1.56    Rollover Contribution                             21
     1.57    Safe Harbor Account                               21
     1.58    Safe Harbor Contribution                          22
     1.59    Spouse                                            22
     1.60    Termination Date                                  22
     1.61    Trust (or Trust Fund)                             22
     1.62    Trustee                                           22
     1.63    Valuation Date                                    22
     1.64    Vested Percentage                                 23
     1.65    Vesting Service                                   23
     1.66    Years of Service                                  23
             (a)   Employment With A Controlled Group Member   23
             (b)   Period Before An Employer Adopted the Plan  23
             (c)   Employment Before A Five-Year Break         23

ARTICLE 2  - ELIGIBILITY

     2.1     Eligibility                                       25
             (a)   Before 1991                                 25
             (b)   After 1990                                  25
     2.2     Participation Upon Reemployment                   25
             (a)   Fully Vested Participant                    25
             (b)   Partially Vested Participant                26
             (c)   Nonvested Participants                      27
             (d)   Nonparticipating Employees                  28
     2.3     Leased Employees                                  28

ARTICLE 3  - CONTRIBUTIONS

     3.1     Employee Contributions                            30
             (a)   Before-Tax Only                             30
             (b)   Vesting                                     31
             (c)   Election to Participate                     31
     3.2     Employer Contributions                            34
             (a)   Matching Contribution                       34
             (b)   Profit Sharing Contribution                 34
             (c)   Safe-Harbor Contribution                    34
             (d)   Vesting                                     37
             (e)   Forfeiture                                  38
             (f)   Exclusive Benefit of Participants           38
             (g)   Deductibility                               39
             (h)   Payment to the Trustee                      39
             (i)   Return of Employer Contributions            40
     3.3     Rollover Contributions                            40
             (a)   Eligible Rollover Distribution              40
             (b)   Rollover or Direct Plan Transfer            41
             (c)   Timing                                      41
             (d)   Required Information                        41
             (e)   Prohibited Rollovers and Transfers          42
             (f)   Refund of Prohibited Rollovers              42
             (g)   Reliance on Participant's Representations   42

ARTICLE 4  - INDIVIDUAL ACCOUNTS

     4.1     Adjustments to Account Balances                   44
             (a)   Regular Valuation Dates                     44
             (b)   Special Valuation Dates                     45
             (c)   Valuations Binding                          45
             (d)   Allocation Date                             45
             (e)   Statement of Account Balances               45
             (g)   Correction of Mistakes                      45
     4.2     Investment Election                               47
             (a)   Available Funds                             47
             (b)   Liquidity                                   48
             (c)   Participant Elections                       48
             (d)   Failure to Elect                            48
             (e)   Allocation of Earnings                      49
             (f)   Special Election Date                       49
             (g)   Voting of Company Stock                     49

ARTICLE 5  - INSERVICE WITHDRAWALS

     5.1     Limitation on Frequency of Inservice
             Withdrawals                                      50
     5.2     Withdrawal Fee                                   50
     5.3     Inservice Withdrawal from After-Tax
             and Pre-1987 Vested Accounts                     50
     5.4     Inservice Withdrawal After Age 59 1/2            51
     5.5     Inservice Withdrawal After Age 70 1/2            51
     5.6     Hardship Withdrawals                             52
             (a)   Application                                52
             (b)   Available Amount                           53
             (c)   Immediate and Heavy Financial Need         53
             (d)   No Other Available Resources               54
             (e)   Nondiscrimination                          55
             (f)   Reliance on Participant's Representations  55

ARTICLE 6  - POST-EMPLOYMENT DISTRIBUTIONS

     6.1     Payment Events                                   56
             (a)   Retirement                                 56
             (b)   Termination of Employment Before Age 65    57
             (c)   Disability                                 57
             (d)   Death                                      57
     6.2     Amount, Form and Timing of Payment               57
             (a)   Application for and Timing of Payment      57
             (b)   Right to Defer Payment                     58
             (c)   Amount of Payment                          58
             (d)   Form of Payment                            59
             (e)   Medium of Payment                          59
             (f)   Withdrawal Fee                             59
             (g)   Direct Rollover                            59
             (h)   Constructive Cash-Out                      60
             (i)   Latest Payment Date                        60
             (j)   Compliance with Code Section 401(a)(9)     61
     6.3     Designation of Beneficiaries                     61
             (a)   Procedure                                  61
             (b)   Waiver of Spouse's Rights                  62
             (c)   Judicial Determination                     62
     6.4     Payment to the Participant's Representative      63
     6.5     Unclaimed Benefits                               63


ARTICLE 7  - LIMITATIONS ON ALLOCATIONS
      7.1    Excess Dollar Deferrals                          64
             (a)   Time of Refund                             64
             (b)   Reporting Form                             65
             (c)   Order of Refunds                           65
             (d)   Inclusion of ADP Test                      65
             (e)   Inclusion in Annual Addition               66
             (f)   Determination of Earnings                  66
      7.2    Nondiscrimination Tests                          66
             (a)   ADP Test                                   66
             (b)   ACP Test                                   68
             (c)   Multiple Use                               69
             (d)   Multiple Use Test                          69
             (e)   Correction of Excess ADP Contributions
                   and Excess ACP Contributions               69
             (f)   Family Aggregation Rules                   72
             (g)   Excess Annual Addition                     74
      7.3    Code Section 415 Limitation                      74
             (a)   Applicable Definitions                     74
             (b)   Treatment of Excess Annual Additions       76
             (c)   Combined Plan Limitation                   77
             (d)   Combining of Plans                         79
             (e)   Controlled Group                           79
             (f)   Compliance With Code Section 415           80
      7.4    Top-Heavy Rules                                  80
             (a)   Definitions                                80
             (b)   Determination of Top-Heavy Status          83
             (c)   Plan Operation During Top-Heavy Status     84

ARTICLE 8  - AMENDMENT, TERMINATION AND MERGER

      8.1    Amendment                                        87
             (a)   Procedure                                  87
             (b)   Prohibited Amendments                      87
      8.2    Termination of the Plan                          88
             (a)   Right to Terminate                         88
             (b)   Full Vesting                               88
             (c)   Provision for Benefits Upon Plan
                   Termination                                89
             (d)   Surplus Reversion                          89
      8.3    Plan Merger                                      90

ARTICLE 9  - ADMINISTRATION

      9.1    Allocation of Fiduciary Responsibilities         91
             (a)   Company and Employers                      91
             (b)   The Committee                              91
             (c)   The Trustee                                95
      9.2    Expenses                                         96
      9.3    Indemnification                                  96
      9.4    Claims Procedure                                 96
             (a)   Application for Benefits                   97
             (b)   Action on Application                      97
             (c)   Claim Review                               98

ARTICLE  - MISCELLANEOUS

     10.1    Headings                                        100
     10.2    Construction                                    100
     10.3    Qualification for Continued Tax-Exempt Status   100
     10.4    Nonalienation                                   100
     10.5    No Employment Rights                            101
     10.6    No Enlargement of Rights                        101
     10.7    Withholding for Taxes                           101


                            ARTICLE 1
                           Definitions

As used in the Plan, the following words and phrases and any derivatives thereof will have the meanings set forth below unless the context clearly indicates otherwise. Definitions of other words and phrases are set forth throughout the Plan. Section references indicate sections of the Plan unless otherwise stated. The masculine pronoun includes the feminine, and the singular number includes the plural and the plural the singular, whenever applicable.

 1.1   ACP Test.  See Subsection 7.2 (b).

 1.2   ADP Test.  See Subsection 7.2 (a).

 1.3   Accounts.  The Committee will maintain the following
       Accounts for each Participant for accounting purposes only, and will not segregate Plan assets among Accounts.

       (a) Employer Contribution Accounts. Each Participant will have one or more of the following Employer Contribution Accounts, which will be funded from his Employer's general treasury.

            (1) Matching Account. The account to record the Matching Contributions allocated to the Participant's Account under Section 3.2, and any attributable earnings, which will be subject to the vesting schedule set forth in Subsection 3.2(d).

            (2) Profit Sharing Account. The account to record the Employer's Profit Sharing Contributions made from time to time within the Employer's discretion under Section 3.2, and any attributable earnings, which will be subject to the vesting schedule set forth in Subsection 3.2(d).

            (3) Safe-Harbor Contributions Account. The account to record the Participant's allocations of any Safe-Harbor Contributions made from time to time under Section 3.2 as the Committee determines to be necessary to avoid violating the ADP Test and/or the ACP Test, and any attributable earnings, which will be fully vested at all times.

            (4) Pre-1987 Vested Account. The account to hold the Participant's allocations of Employer
                 Contributions made for all Plan Years before 1987, and earnings on those allocations, which will be fully vested at all times.

       (b)  Employee Contribution Accounts.

            (1) Before-Tax Account. Each Participant will have a Before-Tax Account to hold his own elected salary reduction contributions made on a before-tax basis under Section 3.1, and any attributable earnings.

            (2) After-Tax Account. Each Participant who made after-tax contributions before the Plan stopped accepting them effective January 1, 1986, will have an After-Tax Account to hold those contributions and any attributable earnings.

       (c)  Rollover Account.  The account to record any Rollover
            Contributions made by the Participant under Section
            3.3, and any attributable earnings.

 1.4   Actual Contribution Ratio (ACR).  See Subsection 7.2(b)(1).

 1.5   Actual Deferral Ratio (ADR).  See Subsection 7.2(a)(1).

 1.6 Addenda. Addendum A sets forth the procedures for qualifying and administering domestic relations orders. The Addendum is an integral part of the Plan.

 1.7 Adoption Agreement. The written document by which an Employer adopts the Plan, and which specifies any Years of Service granted for periods before the effective date of the Employer's adoption.

 1.8 Affiliated Company. Each corporation or entity under less than 80 percent common control with the Company or with a Controlled Group member, which has adopted and is maintaining the Plan.

 1.9   After-Tax Account.  See Subsection 1.3(b)(2).

1.10   Average Contribution Percentage (ACP).  See Subsection
       7.2(b)(2).

1.11   Average Deferral Percentage (ADP).  See Subsection
       7.2(a)(2).

1.12   Before-Tax Account.  See Subsection 1.3(b)(1).

1.13   Before-Tax Contribution.  See Subsection 1.21(b).

1.14   Board.  The Board of Directors of the Company.

1.15   Break in Service.  See Section 1.37 Five-Year Break and
       Section 1.46 One-Year Break.

1.16 Code. The Internal Revenue Code of 1986 as amended from time to time, and regulations and rulings issued under the Code.

1.17 Committee. The Administrative Committee, which will serve as the Plan Administrator and will have primary responsibility for administering the Plan under Article 9.

1.18 Company. The Colonial Company, a Delaware corporation, and its successor or assign which adopts the Plan, which is the sponsor of this Plan as it exists from time to time as a single employer, and as it exists from time to time as a multiple employer plan.

1.19   Company Stock.  Shares of the common stock of an Employer.

1.20 Compensation. Compensation will have the following meanings for the following purposes; provided that this definition is intended to be a safe-harbor definition under Code Section
       414(s).

       (a) Contributions and Nondiscrimination Testing. The taxable earnings paid by the Employer to the Participant and reported on his Form W-2 for the portion of the Plan Year when he participates in the Plan. Compensation will include (a) basic salary or wages, (b) overtime pay, (c) bonuses, (d) commissions, and (e) amounts deferred under Code Sections 401(k) and/or 125 pursuant to the Participant's salary reduction agreement. Compensation will exclude (a) Employer-paid contributions under this Plan and any deferred compensation plan to the extent not currently taxable to the Participant, (b) cash and noncash fringe benefits, (c) reimbursements and expense allowances,
            (d) moving expenses, (e) welfare benefits, and (f) other amounts which receive special tax benefits.

       (b) Code Section 415 Limitations and Deductibility of Employer Contributions. For purposes of the Code
            Section 415 Limitations described in Section 7.3, and the deduction limitation on Employer Contributions described in Subsection 3.2(g), Compensation is the amount paid by the Employer to the Participant and reported as taxable income on his Form W-2 for the Plan Year, which amount will exclude Before-Tax Contributions and Employer Contributions to this Plan and salary reduction amounts contributed to any other plan maintained by an Employer under Code Sections 125 and 401(k).

       (c)  Statutory Cap.

            (1) 1989 - 1993 Plan Years. For Plan Years 1989 through 1993, each Participant's Compensation taken into account for all purposes under the Plan will be limited to $200,000 (as indexed under Code Section 415(d)).

            (2) Plan Years after 1993. Beginning as of the first day of the 1994 Plan Year, each Participant's Compensation taken into account for all purposes under the Plan will be limited to $150,000 (as indexed under Code Section 401(a)(17))

            (3) Family Unit Aggregation. For purposes of the statutory cap, the Plan will aggregate the Compensation of (A) each Employee who either is a 5-per-cent owner or is among the 10 highest-paid Employees, and (B) his Spouse and/or his lineal descendants who have not reached age 19 as of the last day of the Plan Year. The Committee will allocate the statutory cap among the members of any Family Unit in proportion to each member's actual Compensation.

            (4) No Proration. The Plan will not prorate the statutory cap on Compensation for any Participant who participates in the Plan for less than a full Plan Year.

1.21   Contributions.  The Trustee will accept the following
       Contributions to the Plan (the Plan has not permitted
       Participants to make after-tax contributions since 1985):

       (a) Employer Contributions. The total of the Participant's allocations of the following Contributions made by an Employer for the Plan Year:

            (1) Matching Contribution. An amount equal to 50 percent of the first 6 percent of Compensation contributed by each Participant for the Plan Year and not withdrawn during the Plan Year , provided that he is in active Employment on the last day of the Plan Year. The Employer will not match any Before-Tax Contribution which exceeds 6 percent of the Participant's Compensation for any pay period.

            (2) Profit Sharing Contribution. An amount which, in the Committee's discretion, may be contributed from the Employers' profits from time to time under Subsection 3.2(b) and allocated as a percentage of Compensation to each Eligible Employee who is in Employment on the last day of the Plan Year for which the Contribution is made.

            (3) Safe-Harbor Contribution. In any Plan Year, an Employer may make a Safe-Harbor Contribution in the amount the Committee determines to be necessary to avoid violating the ADP Test and/or the ACP Test, which will be allocated under one of the methods described in Section 3.2.
       (b) Before-Tax Contributions. An amount equal to a whole percentage not less than 2 percent nor greater than 10 percent of the Participant's Compensation for the Plan Year, which he elects to contribute under Section 3.1 on a before-tax basis.

       (c) Rollover Contributions. An amount transferred to this Plan from another qualified retirement plan or conduit individual retirement account or plan, under Section
            3.3.

1.22 Controlled Group. Each Employer and each member of the group of corporations or entities under at least 80 percent common control by or with the Employer, within the meaning of Code Sections 414(b) and (c), and any affiliated service group within the meaning of Code Section 414(m) which includes an Employer.

1.23   Disability.
       A physical or mental incapacity which qualifies the Participant for benefits under an Employer's long-term disability plan. The beginning date of the Participant's Disability is the date he stops earning Compensation.

1.24   Effective Date.  The Effective Date of the Plan is October
       1, 1983. The Effective Date of this amendment and restatement of the Plan is January 1, 1991.

1.25   Eligible Employee (or Employee).   An Eligible Employee is
       any individual employed to perform personal services for an Employer, who works at least 1,000 per year, whose performance is subject to the Employer's control, and who has met the eligibility requirements set forth in Section
       2.1. The following individuals will be treated as employees who are not eligible to participate in the Plan: (a) those who are in a unit of employees covered by a collective bargaining agreement between an employee representative and an Employer, unless otherwise provided in the agreement; (b) leased employees within the meaning of Code Section 414(n), and (c) independent contractors.

1.26 Employer. The Company, each Controlled Group member which has adopted the Plan, and each Affiliated Company which has adopted the Plan.

1.27   Employer Contribution Accounts.  See Subsection 1.3(a).

1.28   Employer Contributions.  See Subsection 1.21(a).

1.29 Employment. The period during which an Eligible Employee is regularly employed by an Employer.

1.30 Employment Date. The date on which the Eligible Employee earned his first Hour of Service during his initial
       Employment, or the date on which he resumed Employment after a Five-Year Break which caused him to lose his pre-break
       Years of Service.

1.31   Enrollment Date.  Each January 1, April 1, July 1 and
       October 1.

1.32 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations and rulings under ERISA.

1.33 Excess ACP Contributions. Matching Contributions which have caused the Plan to fail the ACP Test described in Subsection 7.2(b) for the Plan Year.

1.34 Excess ADP Deferrals. Before-Tax Contributions which have caused the Plan to fail the ADP Test described in Subsection 7.2(a) for the Plan Year.

1.35 Excess Dollar Deferrals. The total annual amount of Before-Tax Contributions which any Participant makes under this Plan for any calendar year, which in the aggregate exceeds $7,000 as indexed to the CPI beginning in 1988.

1.36 Family Unit. An active or former Eligible Employee who is a 5-percent owner of any Controlled Group member or an active Eligible Employee who is among the 10 highest-paid employees in the Controlled Group, and such individual's Spouse and lineal ascendants and descendants and their spouses who are also Eligible Employees. An individual who is an HCE or NCE and is otherwise an Eligible Employee will be included in the Family Unit although he may be excluded for purposes of determining the Top-Paid Group under Subsection 1.39(a)(3).

1.37   Five-Year Break.  Five consecutive One-Year Breaks.

1.38 HCE Group. The Committee will determine the HCE Group for each Employer, with respect to that Employer's Controlled Group. The HCE Group will include the entire group of Eligible Employees in each Controlled Group who are Highly Compensated Employees (HCEs) for the Plan Year.

1.39   Highly Compensated Employee (HCE).

       (a) Applicable Definitions. For purposes of this Section, the following terms will have the meanings set forth below.

            (1)  Determination Year.  The Plan Year for which the
                 HCE Group is being identified.

            (2)  Look-Back Year.  The Plan Year preceding the
                 Determination Year.

            (3) Top-Paid Group. The highest-paid 20 percent of all active employees in the Controlled Group for the Plan Year; provided that to determine the number of employees who make up 20 percent (but not the identity of the highest-paid 20-percent), the Committee may exclude Controlled Group employees who either: (A) are under age 21; (B) have fewer than 6 months of service; (C) normally work fewer than 17-1/2 hours per week; (D) normally work no more than 6 months per Plan Year; (E) are included in a collective bargaining unit; or (F) are nonresident aliens with no U.S. source income.

            (4) Top-100 Group. The highest-paid 100 Controlled Group employees who either (A) receive more than $75,000 Compensation (indexed), (B) receive more than $50,000 Compensation (indexed) and are in the Top-Paid Group, or (C) officers as described below in Subsection (b)(1)(D).

       (b) Identifying HCEs. The following three groups of Employees will be included in the HCE Group for the Determination Year.

            (1) HCE Status in the Look-Back Year. The HCE Group will include any Employee who, during the Look-Back Year, either:

                 (A)  was a 5-percent owner of any Controlled
                      Group member;

                 (B)  received more than $75,000 Compensation
                      (indexed);

                 (C)  received more than $50,000 Compensation
                      (indexed), and was in the Top-Paid Group as defined in Subsection (a); or

                 (D) was an officer (a high-level policy-making executive) and received more than $45,000 Compensation (indexed), provided that the maximum number of officers will be the lesser of (i) 50, or (ii) the greater of 3 or 10 percent of the total number of Employees.

            (2) HCE Status in the Determination Year. Regardless of his status in the Look-Back Year, the HCE
                 Group will include any Employee who, in the Determination Year, either:

                 (A) is a 5-percent owner of any Controlled Group member; or

                 (B)  is in the Top-100 Group.

            (3) HCE Status of Former Employees. The Employee who terminated Employment after 1986 and who was an HCE at any time after he reached age 55 or when he terminated, and who resumes Employment, will be treated as an HCE for the first whole or partial Plan Year after his rehire. After the first Plan Year of his rehire, the Committee will determine his status under Subsection (b)(1) or
                 (b)(2) as applicable. Until his rehire, the Committee will not take him into account for purposes of determining the Top-Paid Group or the Top-100 Group, or for any other purpose.

       (c)  Indexing.  The $75,000, $50,000 and $45,000
            Compensation amounts will be indexed to the CPI under Code Section 415(d) beginning in 1988.

       (d) Family Aggregation Rule. For purposes of determining HCE status, the group of Employees in a Family Unit will be treated as if they were a single Employee receiving the amount of Compensation being received in the aggregate by all members of the Family Unit. The Committee will determine the highest-paid 100 employees and the Top-Paid Group before it aggregates Compensation, and will apply the aggregation requirement separately to the Look-Back Year and the Determination Year.

1.40   Hours of Service.

       (a) Periods of Credit. Hours of Service will be credited for the following:

            (1) Working Hours. Each hour for which the Employee is paid or entitled to payment by an Employer for the performance of duties.

            (2) Nonworking Hours. Each hour for which the Employee is paid or is entitled to payment by an Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence, whether or not his Employment has terminated.

            (3) Back Pay. Each hour for which back pay, without regard to mitigation of damages, is either awarded or agreed to by an Employer.

       (b) Periods of No Credit. Hours of Service will not be credited for the following:

            (1) Nonpayment. Periods during which the Employee is neither paid nor entitled to payment by an Employer.

            (2) Limited Number. Hours in excess of 501 in a single continuous period during which no duties are performed, except as provided in Subsection
                 (d).

            (3) Statutory Payments. Hours for which payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

            (4) Back Pay. Back pay where credit has already been given for the hours to which the back pay relates.

            (5) Medical Expenses. A payment which solely reimburses an Employee for medical or medically related expenses incurred by him.

       (c) Crediting Hours of Service - General Rule. Hours of Service will be credited to the period in which the duties to which they relate are performed, or the period when no duties are performed, as applicable.
            The Plan will use payroll records to determine Hours of Service for each Employee for whom the Employer records actual hours worked. For the Employee for whom the Employer does not record actual hours worked, the Plan will credit 45 Hours of Service for each week in which he is credited with any Hours of Service.

       (d)  Crediting Hours of Service - Special Rules.

            (1)  Parental Leave.  Solely for purposes of
                 determining whether a One-Year Break has occurred, the Plan will credit Hours of Service for periods during which an Employee is absent from work by reason of pregnancy, child birth, child adoption, and/or child care immediately following birth or adoption. The number of Hours of Service credited to the employee will be the number of hours that would have been credited if the absence had not occurred, or if such number cannot be determined, then 8 Hours of Service will be credited for each day of the absence, provided that the total number of such Hours of Service will not exceed 501. Such Hours of Service will be credited to the Plan Year in which the absence begins only if that credit is necessary to avoid a One-Year Break in that Plan Year; otherwise credit will be given in the immediately following Plan Year. No credit will be given under this subsection unless the Employee timely provides to the Committee all information reasonably required to establish (A) that the absence is for a reason described in this subsection and (B) the number of days of absence attributable to such reason.

            (2) Military Leave. For purposes of eligibility and vesting under the Plan, the Plan will credit each Participant who returns from military leave with Hours of Service, as if his active Employment had continued during the period of his military duty with the Armed Forces of the United States of America; provided that he retains statutory reemployment rights and resumes Employment within 90 days after his honorable discharge from active military duty, or during any other period prescribed by law.

            (3) Authorized Leave of Absence. Solely for purposes of determining whether a Five-Year Break has occurred, the Plan will credit each Participant with Hours of Service as if his active Employment had continued during the period of his authorized leave of absence granted under his Employer's standard, uniformly-applied personnel policies; provided that he resumes active Employment promptly upon the expiration of his authorized leave.

1.41   Matching Account.  See Subsection 1.3(a)(1).

1.42   Matching Contribution.  See Subsection 1.21(a)(1).

1.43   NCE Group.  The entire group of Eligible Employees who are
       Nonhighly Compensated Employees (NCEs) for the Plan Year.

1.44 Nonhighly Compensated Employee (NCE). An Eligible Employee who is not within the HCE group for the Plan Year.

1.45   Normal Retirement Age.  The Participant's 65th birthday.

1.46 One-Year Break. A Plan Year during which the Participant is credited with less than 501 Hours of Service; except that for purposes of eligibility under Section 2.1, a One-Year Break is the first 12 consecutive months of the Participant's Employment during which he is credited with less than 501 Hours of Service.

1.47 Participant. An Eligible Employee participating in the Plan under Section 2.1.

1.48 Plan. The Colonial 401(k) and Profit Sharing Plan as amended from time to time.

1.49   Plan Administrator.  The Committee.

1.50 Plan Year. The 12-month period beginning January 1 and ending December 31 of each year.

1.51   Pre-1987 Vested Account.  See Subsection 1.3(a)(4).

1.52   Profit Sharing Account.  See Subsection 1.3(a)(2).

1.53   Profit Sharing Contribution.  See Subsection 1.21(a)(2).

1.54   Required Beginning Date.

       (a) Participant. The Required Beginning Date for the active and inactive Participant is April 1 following the calendar year in which he reaches age 70-1/2. A Participant will be treated as a 5-percent owner if he owns or owned at least 5 percent of any Employer at any time during the calendar year in which he reaches age 66-1/2 or any subsequent year.

       (b) Beneficiaries. The Required Beginning Date for the surviving Spouse is the end of the calendar year in which the Participant would have reached age 70-1/2. The Required Beginning Date for the non-Spouse beneficiary is the end of the calendar year following the calendar year in which the Participant's death occurs (or the end of the calendar year following the calendar year in which the surviving Spouse's death occurs if the Spouse was the primary beneficiary); provided that if the Committee cannot make payment by that date, the Required Beginning Date will be extended until the last day of the fifth calendar year following the year in which the Participant (or surviving Spouse) died and the entire Account balance will be distributed no later than that date.

1.55   Rollover Account.  See Subsection 1.3(c).

1.56   Rollover Contribution.  See Subsection 1.21(c).

1.57   Safe Harbor Account.  See Subsection 1.3(a)(3).

1.58   Safe Harbor Contribution.  See Subsection 1.21(a)(3).

1.59 Spouse. The person to whom the Participant is legally married. In the event of a dispute, the identity of the surviving spouse will be determined in accordance with applicable laws of the Participant's state of domicile. The surviving Spouse is sometimes referred to as a beneficiary.

1.60 Termination Date. The date when the Eligible Employee ends his Employment for any reason.

1.61 Trust (or Trust Fund). The fund maintained under the trust agreement executed between the Company and the Trustee, as amended from time to time, which constitutes a part of this Plan.

1.62 Trustee. The individual(s) or corporation(s) or other entity(ies) selected by the Board to administer the Trust, as provided in Article 9.

1.63 Valuation Date. The last day of each calendar quarter, i.e. March 31, June 30, September 30 and December 31 of each Plan Year, and any other day in the Plan Year requested by the Committee, as of which the Trustee will determine the fair market value of the Trust Fund and each Account.

1.64   Vested Percentage.  The percentage of the Participant's
       Matching Account and Profit Sharing Account which is vested under the schedule set forth in Subsection 3.2(d).

1.65   Vesting Service.  See Section 1.66 Years of Service.

1.66 Years of Service. Each Plan Year for which the Employee earns at least 1,000 Hours of Service, subject to the following rules:

       (a) Employment With A Controlled Group Member. Each Employee will receive credit for Years of Service for purposes of eligibility and vesting, for the period of his employment with any Controlled Group member, whether or not it has adopted the Plan, beginning on the date the member became part of the Controlled Group.

       (b) Period Before An Employer Adopted the Plan. The Board will determine whether and to what extent the Plan will give credit for purposes of eligibility and/or vesting for periods of employment with an Employer before it adopted the Plan, to the extent credit is not required under Subsection (a).

       (c) Employment Before A Five-Year Break. The nonvested Participant who incurs a Five-Year Break will lose all his credit for Years of Service earned before his Five-Year Break. The vested Participant will retain all his credit for Years of Service regardless of the number of his One-Year Breaks.

                            ARTICLE 2
                           Eligibility

 2.1   Eligibility.

       (a)  Before 1991.  Each Employee who was an active
            Participant in the Plan on December 31, 1990 will continue to participate after that date.

       (b) After 1990. Each other Employee will become a Participant as of the first Enrollment Date after he has completed a 12 month period with at least 1,000 Hours of Service. For purposes of this Subsection (b), this 12-month period shall be his first 12 months of Employment or any Plan Year which begins after his Employment Date.

 2.2   Participation Upon Reemployment.

       (a) Fully Vested Participant. If a fully vested Participant terminates and resumes Employment at any time, he will resume participation in the Plan as of the first Enrollment Date on or after the date when he resumes Employment, and will continue to be fully vested.

       (b)  Partially Vested Participant.

            (1) Before Five-Year Break. If a partially vested Participant terminates and resumes Employment before he incurs a Five-Year Break, he will resume participation in the Plan as of the first Enrollment Date on or after the date he resumes Employment, and the Committee will reinstate his prebreak Years of Service and Vested Percentage. The Plan will restore the amount he forfeited from his Matching Account and/or Profit Sharing Account, without adjustment for gains or losses. He will be eligible to earn additional vesting for the reinstated amounts.

            (2) After Five-Year Break (Five-Year Freeze Rule). If a partially vested Participant terminates and resumes Employment after he incurs a Five-Year Break, he will resume participation in the Plan as of the first Enrollment Date on or after the date he resumes Employment, and the Committee will reinstate his prebreak Years of Service and Vested Percentage for future allocations of Matching Contributions and Profit Sharing Contributions, but will not reinstate his forfeited Matching Account and Profit Sharing Account balances (if any). If he received a cash-out of his vested Matching Account and Profit Sharing Account when he terminated, he will have a zero balance in those Accounts. He will not be permitted to repay his cash-out.

       (c)  Nonvested Participants.

            (1)  Before Five-Year Break.  If a nonvested
                 Participant terminates and resumes Employment before he incurs a Five-Year Break, he will resume participation in the Plan as of the first Enrollment Date on or after the date he resumes Employment, and the Committee will reinstate his prebreak Years of Service and Vested Percentage, and his forfeited Matching Account and Profit Sharing Account balances, without adjustment for gains or losses. He will be eligible to earn additional vesting for the reinstated amounts.

            (2)  After Five-Year Break.  If a nonvested
                 Participant terminates and resumes Employment after he incurs a Five-Year Break, the Committee will not reinstate his prebreak Years of Service or his forfeited Matching Account and Profit Sharing Account balances. He will be eligible to resume participation under Section 2.1 as if he were a new Employee.


       (d)  Nonparticipating Employees.

            (1) Before Five-Year Break. If the nonparticipating Employee terminates and resumes Employment before he incurs a Five-Year Break, the Committee will reinstate his prebreak Vesting Service for purposes of eligibility and vesting. If he had met the eligibility requirement under Section 2.1 as of his Termination Date, he will be eligible to begin participating in the Plan as of the first Enrollment Date on or after the date he resumes Employment.

            (2) After Five-Year Break. If the nonparticipating terminated Employee resumes Employment after he incurs a Five-Year Break, the Committee will not reinstate his prebreak Vesting Service. He will be eligible to begin participating in the Plan under Section 2.1 as if he were a new Employee.

 2.3 Leased Employee. Leased employees will be treated as Employees to the extent required under Code Section 414(n), but will not be eligible to participate in this Plan. If a leased employee becomes an Employee, the Plan will give him credit for eligibility and Years of Service for the period when he worked as a leased employee, under the rules described in Sections 1.66 and 2.1 applied as if he had been an Employee during that period. However, the Plan will not give such credit if (a) the leased employee was covered by a money purchase plan sponsored by the leasing organization, with 10 percent contributions and immediate participation and vesting, and (b) leased employees constitute no more than 20 percent of the Controlled Group's nonhighly compensated employees.

                            ARTICLE 3
                          Contributions

 3.1 Employee Contributions. Beginning in the 1986 Plan Year, the Plan will accept only Before-Tax Contributions.
       Participants who made After-Tax Contributions before 1986 will be permitted to maintain those Account balances in the Plan.

       (a) Before-Tax Only. For each Plan Year, each Participant will elect the percentage of his Compensation to defer as Before-Tax Contributions, within the limitations described below in Subsection (3).

            (1) Amount. Each Participant may make Before-Tax Contributions in an amount equal to a whole percentage not less than 2 percent nor greater than 10 percent of his Compensation for each Plan Year. The Participant must elect 2 percent increments for the first 6 percent, and can elect 1 percent increments from 7 to 10 percent. However, to the extent that it considers reductions in percentages necessary to meet the ADP for any Plan Year, the Committee may limit the percentages that can be contributed by the HCE Group, and may apply different limits to different individuals within the HCE Group.

            (2)  Amount Matched.  The first 6 percent of each
                 Participant's Compensation contributed for each payroll period will receive a Matching
                 Contribution. Any Contribution above 6 percent will not receive Matching Contributions.

            (3) Limitations on Amount. The amount of the Participant's Contributions may be limited for any Plan Year to avoid exceeding the $7,000 (indexed) limitations described in Section 7.1, the ADP Test described in Section 7.2, and/or the annual addition limitations described in Section 7.3.

       (b) Vesting. All Before-Tax Contributions and all earnings allocated to Before-Tax Contribution Accounts will be fully vested at all times.

       (c)  Election to Participate.

            (1) Initial Election. To begin making Before-Tax Contributions, the Eligible Employee must complete and file with the Committee an election form designating the whole percentage of his Compensation to be deferred as his Before-Tax Contributions for the Plan Year, within the limitations described in Subsection (a)(3).

                 The Eligible Employee will begin contributing as of the first Enrollment Date after he has submitted his properly completed election form to the Committee; provided that he must submit his form no later than the deadline established by the Committee, uniformly applied and timely communicated. The Employee who fails to properly elect to begin participating as of the date when he is first eligible, may elect to begin participating as of any subsequent Enrollment Date; provided that he must submit his properly completed election form to the Committee no later than the deadline established by the Committee, uniformly applied, and timely communicated.

                 The election will remain effective until the Participant (A) modifies, suspends, or revokes his election, or (B) ceases to be an Eligible Employee. The elected percentage will apply to increased or decreased Compensation.

            (2) Modification. The Participant who has elected to have contributed a percentage of his Compensation under Subsection (c)(1) may modify his election as of the first day of any Enrollment Date by filing with the Committee, no later than the deadline established by the Committee and uniformly applied, a new election form stating that he elects to have a higher or lower percentage deducted from his Compensation. Each modification will remain effective until a new election form is properly completed and timely filed with the Committee.

            (3) Revocation. The Participant may revoke his election to participate as of the beginning of any payroll period; provided that he must submit his notice to the Committee no later than the deadline established by the Committee, uniformly applied and timely communicated.

            (4) New Election. The Participant who revokes his election to make Before-Tax Contributions may resume participation as of any Enrollment Date.

            (5) Committee Regulations. The Committee may from time to time establish and uniformly apply rules governing elections, including rules regarding the frequency with which elections may be modified, suspended or revoked.

 3.2   Employer Contributions.

       (a) Matching Contribution. Each Employer will make a Matching Contribution in an amount equal to 50 percent of the first 6 percent of Compensation contributed by each of its Participants for each Plan Year, provided that the Participant remains in Employment until the last day of the Plan Year. No Participant will receive a Matching Contribution for any pay period with respect to his Before-Tax Contributions that exceeds 6 percent of his Compensation paid in that pay period. However, the Participant will not receive a Matching Contribution to the extent he withdraws his Before-Tax Contributions under Article 5 in the same Plan Year when he makes them. For this purpose, the Participant's withdrawals will come first from the earliest Contributions and earnings allocated to his Before-Tax Account.

       (b) Profit Sharing Contribution. In any Plan Year when any Employer has sufficient profits, and in the Committee's discretion, the Employer may make a Profit Sharing Contribution to be allocated as a uniform percentage of Compensation of each of its Eligible Employees who is in Employment on the last day of the Plan Year.

       (c) Safe-Harbor Contribution. For each Plan Year, the Committee will determine the amount of Safe-Harbor Contribution, if any, necessary to satisfy the ADP Test described in Subsection 7.2(a), and/or the ACP Test described in Subsection 7.2(b). The Committee will cause each Safe Harbor Contribution to be allocated by one of the following methods:

            (1)  Percentage-of-Compensation Method.

                 (A) If the Safe Harbor Contribution is made to satisfy the ADP Test, the Committee will subtract the existing Average Deferral Percentage (ADP) of the NCEs from the ADP needed by the NCEs to pass the ADP Test. If the Safe Harbor Contribution is made to satisfy the ACP Test, the Committee will subtract the existing Average Contribution Percentage (ACP) of the NCEs from the ACP needed by the NCEs to pass the ACP Test.
                      The additional percentage needed to meet the ADP Test and/or the ACP Test is the needed percentage increase.

                 (B) The Committee will determine the number of NCEs eligible to receive the Safe Harbor Contribution, if fewer than the total, and the aggregate Compensation of the eligible NCEs.

                 (C)  The Committee will multiply the needed
                      percentage increase by the ratio of the
                      number in the NCE Group to the number of eligible NCEs, to determine the additional percentage of Compensation to be allocated to each eligible NCE (the individual needed percentage increase).

                 (D) The Committee will multiply the individual needed percentage increase by the aggregate
                      Compensation of the eligible NCEs to
                      determine the total amount of the Safe
                      Harbor Contribution.

                 (E) The Committee will multiply the individual needed percentage increase by the
                      Compensation of each eligible NCE to
                      determine the amount of his Safe Harbor
                      allocation for the Plan Year.

            (2)  Fixed-Dollar Method.

                 (A)  The Committee will follow steps (1)(A)
                      through (1)(D) to determine the maximum
                      total amount of the Safe Harbor Contribution needed to satisfy the ADP Test and/or ACP Test for the Plan Year (the maximum fixed dollar contribution).

                 (B) The Committee will divide the maximum fixed dollar contribution by the number of eligible NCEs to determine the maximum Safe
                      Harbor allocation needed for each.

                 (C)  By trial-and-error calculations, the
                      Committee will determine the fixed dollar amount of the actual allocation, if lower than the maximum, that must be allocated to the Safe Harbor Accounts of all eligible NCEs.

            (3) Additional Matching Contributions. The Committee will direct the affected Employer(s) to make a Safe Harbor Contribution to match the Before-Tax Contributions of all or a selected group of NCE Participants, in the percentage necessary to meet the ACP Test for the Plan Year.

       (d) Vesting. The Participant will become vested in his Matching Account and Profit Sharing Account balances under the following schedule:

                    Years of Service     Vested Percentage
                    ----------------     -----------------
                     Fewer than 1                 0%
                          1                      20%
                          2                      40%
                          3                      60%
                          4                      80%
                          5                     100%

            Regardless of the number of his Years of Service, the Participant will become fully vested in his Matching Account balance either (1) when he reaches Normal Retirement Age, (2) on his Disability retirement date described in Subsection 6.1(c), or (3) on his date of death. The Participant will be fully vested in his Safe Harbor Account balance and his Pre-1987 Vested Account balance at all times.

       (e) Forfeiture. The Participant who terminates Employment before he is fully vested will forfeit the nonvested portion of his Matching Account balance and Profit Sharing Account balance unless he resumes Employment before he incurs a Five-Year Break. The forfeiture will occur as of his Termination Date and will be used to reduce Matching Contributions for the same and/or future Plan Years. However, if the Participant received a cash-out of the vested portion of his Matching Account balance and/or Profit Sharing Account balance after he terminated, the Committee will not reinstate his forfeited balance(s) unless he resumes Employment before he incurs a Five-Year Break. If the Participant incurs a Five-Year Break, his forfeiture will become irrevocable as of the last day of the Plan Year in which the Five-Year Break occurs.

       (f) Exclusive Benefit of Participants. All Employer Contributions will be irrevocable when made and will not revert to the Employers, except as provided in Sections 3.21(i), 7.2 and 7.3. All Employer Contributions and attributable earnings will be used for the exclusive benefit of Participants and their beneficiaries and for paying the reasonable expenses of administering the Plan.

       (g) Deductibility. Each Employer will limit its Employer Contributions for each Plan Year so that the sum of all Before-Tax Contributions and Employer Contributions does not exceed an amount equal to 15 percent of the Compensation (as calculated by excluding Before-Tax Contributions) of all of its Participants for the Plan Year.

       (h) Payment to the Trustee. Each Employer will transfer to the Trustee, promptly after the end of each month, the Before-Tax Contributions withheld for all its Employees during the pay periods ending in that month. Each Employer will transfer its Matching Contributions to the Trustee as soon as practicable after each Contribution is made, in accordance with procedures established by the Committee. Each Employer will transfer its Profit Sharing Contributions and Safe-Harbor Contributions to the Trustee no later than the extended due date of the Company's federal income tax return for the fiscal year which ends in the Plan Year for which the Contribution is made.

       (i)  Return of Employer Contributions.  Employer
            Contributions will be returned to the affected
            Employer(s) under the following circumstances:

            (1) Mistake of Fact. Employer Contributions made by a mistake of fact will be returned to the affected Employer(s) within one year after the Contribution is made.

            (2) Nondeductible. All Employer Contributions are conditioned upon their deductibility under Code
                 Section 404 and will be returned to the affected
                 Employer(s) within one year after any
                 disallowance.

 3.3   Rollover Contributions.

       (a) Eligible Rollover Distribution. For purposes of this Section, an Eligible Rollover Distribution means a payment received by an Employee from another qualified plan or conduit individual retirement account or plan
            (IRA), that is either (1) a lump sum payment, or (2) a payment other than one that is part of a series of substantially equal periodic payments, made at least annually, over a period of at least 10 years, or over the lifetime or life expectancy of the Participant or the joint lifetimes or life expectancies of the Participant and his named beneficiary; provided that the Committee will not treat any distribution required under Code Section 401(a)(9), or any refund of after-tax contributions, as an Eligible Rollover Distribution.

       (b) Rollover or Direct Plan Transfer. An Employee who receives an Eligible Rollover Distribution may roll over all or part of the distribution to the Trustee, provided that the Committee determines that it is in the best interest of the Plan to accept the rollover. The Committee may accept the distribution as a direct plan-to-plan transfer. An Employee can make a Rollover Contribution before he completes his eligibility period under Section 2.1, or before he elects to participate, and will have his Rollover Account as his sole interest in the Plan until he becomes a Participant.

       (c) Timing. A rollover must be made within 60 days after the Employee receives the Eligible Rollover
            Distribution.

       (d) Required Information. The Committee will adopt such procedures, and may require such information from the Employee who desires to make a Rollover Contribution, as it considers necessary to determine whether the proposed rollover or direct plan transfer will meet the requirements of this Section. The Committee may require the Employee to submit a written certification that he received his Eligible Rollover Distribution from another qualified plan or from a conduit IRA.
            Upon approval by the Committee, the Rollover
            Contribution will be deposited in the Trust Fund and will be credited to the Employee's Rollover Account.

       (e) Prohibited Rollovers and Transfers. The Committee will not accept Rollover Contributions from any plan that is subject to the joint and survivor annuity requirements set forth in Code Sections 401(a)(11) and 417, unless the Employee's Spouse consented in writing to the distribution from such plan in a manner which complies with the spousal consent requirements prescribed under Code Section 417. The Committee may require the Employee to submit a written certification either that he received his distribution from a qualified plan that either was not subject to the spousal consent requirements or contained an exemption for his distribution, or that his Spouse properly consented to the distribution. The Committee will not accept as a Rollover Contribution the portion of a distribution which constitutes a refund of after-tax contributions.

       (f) Refund of Prohibited Rollovers. In the event the Committee discovers that a Participant has made a Rollover Contribution to the Plan which fails to comply with this Section, the Committee will refund the Contribution and all earnings attributable to it as soon as practicable.

       (g) Reliance on Participant's Representations. The Committee will in good faith rely on the representations made by the eligible Employee in his application to make a Rollover Contribution and will not be held accountable for any misrepresentation of which it did not have actual knowledge.

                            ARTICLE 4
                       Individual Accounts

 4.1   Adjustments to Account Balances.

       (a) Regular Valuation Dates. As of each Valuation Date, the Trustee will determine the fair market value of the Trust Fund and the Committee will determine the value of each Account of each Participant. The Account balances of each Participant will be adjusted to reflect the following events since the preceding Valuation Date:

            (1)  His Before-Tax Contributions and Rollover
                 Contributions, if any;

            (2)  His allocations of Employer Contributions;

            (3) Payments and inservice withdrawals from his Accounts, and forfeitures from his Matching
                 Account and/or Profit Sharing Account;

            (4) His pro rata share of gains/losses and expenses of the investment funds in which his Account balances are invested; and

            (5)  His transfers between investment funds under
                 Section 4.2.

       (b) Special Valuation Dates. The Committee will have the authority to direct special Valuation Dates as it considers necessary for the proper administration of the Plan. Each special Valuation Date will be treated as a regular Valuation Date.

       (c) Valuations Binding. In determining the value of the Trust Fund and each individual Account, the Trustee and the Committee will exercise their best judgment, and all determinations of value will be binding upon all Participants and their beneficiaries.

       (d) Allocation Date. All allocations will be considered to have been made as of the Valuation Date, regardless of when allocations are actually made.

       (e) Statement of Account Balances. As soon as practicable after the end of each Valuation Date, the Committee may in its discretion provide to each Participant and other payee for whom an Account is maintained, a statement of the Account balance as of the Valuation Date; provided that statements will be issued at least once in each Plan Year.

       (f) Correction of Mistakes. In the event the Committee discovers that a mistake has been made in an allocation to or distribution from any Participant's Account balance, or any other mistake which affects an Account balance, it will correct the mistake as soon as practicable. If an overpayment has been made, the Committee will seek cash reimbursement. If an underpayment has been made, the Committee will pay the amount of the underpayment in a single sum. The Committee will treat any other addition to the Account as an expense of the Plan, and will treat any other subtraction from the Account as a forfeiture and will use it to reduce the affected Employer's Matching Contributions and/or Profit Sharing Contributions for the same or the next Plan Year. To the extent necessary to correct errors in allocations that result from release of shares from the Suspense Account, the Committee may substitute shares of Company Stock for cash, and may substitute cash for such shares of stock. To the extent necessary to correct errors in allocations that result from Contributions, including Contributions that would have been made except for the error, the Committee will permit or require adjustments to the Contributions otherwise described in the Plan, including make-up Contributions, accelerated Contributions, suspensions of Contributions, and similar adjustments. If a Participant timely makes an election for Employee Contributions under Section 3.1 to be effective in a stated payroll period, but the Committee is unable to effect the election until the following payroll period, the Committee will treat the Contribution as if it had been made in the stated payroll period, but will allocate earnings to the Contribution only from the date when it is actually made. The Committee will correct all other administrative errors in the manner which it considers appropriate under the circumstances. However, if the Committee determines that the burden or expense of seeking recovery of any overpayment or correcting any other mistake (except corrections that are necessary to make a Participant or beneficiary whole) would be greater than is warranted under the circumstances, it may in its discretion forego recovery or other correction efforts. If a mistake in any communication creates a risk of loss to any Participant or beneficiary, the Committee will take reasonable steps to mitigate such risk, such as making de minimis variances from Plan provisions (including but not limited to medium and timing of payment), to the extent any such variance would comply with applicable qualification requirements if it were set forth in a written provision of the Plan.

 4.2   Investment Election.

       (a) Available Funds. The Trustee will maintain the number and type of investment funds from time to time which it determines to be in the best interest of Participants, including but not limited to one or more Company Stock funds. The Committee will timely inform Participants with respect to the funds which are available, and will provide them sufficient information to permit them to make informed selections among the funds.

       (b) Liquidity. Each fund may hold cash and other liquid investments in such amounts as the Committee and/or
            Trustee consider necessary to meet the Plan's liquidity requirements and to pay administrative expenses.

       (c) Participant Elections. Once in each calendar quarter, each Participant may make an investment election for his future aggregate Contributions, and an election for his aggregate existing Account balances. His election will become effective as of the first day of the calendar quarter for which it is made, provided that he must complete his investment election form and submit it to the Committee no later than the deadline set by the Committee, uniformly applied and timely communicated to Participants.

            (1) Future Contributions. The Participant may elect to invest the future allocations to his Accounts in the aggregate, in 5 percent increments among the investment funds made available from time to time.

            (2) Existing Account Balances. The Participant may elect to invest the existing balance in each of his separate Accounts in 5 percent increments among the investment funds made available from time to time.

       (d) Failure to Elect. If any Participant fails to timely submit a properly completed investment election form, or if his elected investments total less than 100 percent of his Account balances, the Committee will invest the balances for which no election is made in the investment fund which carries the least risk of loss.

       (e) Allocation of Earnings. All earnings attributable to the Account balances invested in each investment fund will be reinvested in that investment fund.

       (f) Special Election Date. The Committee may permit more frequent elections and/or other election filing dates, under regulations adopted by the Committee, uniformly applied, and timely communicated to Participants.

       (g) Voting of Company Stock. Each Participant whose Account balances are invested in a Company Stock fund may direct the Trustee with respect to the voting of his shares. The Trustee will vote the shares of any Participant who fails to timely submit his direction, in accordance with directions submitted by other Participants for the majority of shares invested in that fund.

                            ARTICLE 5
                      Inservice Withdrawals

 5.1 Limitation on Frequency of Inservice Withdrawals. Each Participant may make only one inservice withdrawal during any 12-months period under Sections 5.3, 5.4 or 5.5 collectively. In addition, each Participant may make only one hardship withdrawal in any 12-months period under Sections 5.6. The Participant must submit his written application to the Committee at least 30 days before he receives his withdrawal.

 5.2 Withdrawal Fee. The Trustee will deduct from the amount of each withdrawal under Section 5.3 (After-Tax and Pre-1987 Vested Accounts), 5.4 (age 59-1/2), 5.5 (age 70-1/2) and 5.6
       (hardship), a processing fee in an amount determined from time to time by the recordkeeper and the Committee and timely communicated to Participants. The recordkeeper will reflect the deduction on the statement that it issues with the payment.

 5.3 Inservice Withdrawal from After-Tax and Pre-1987 Vested Accounts. Each Participant may withdraw all or part of his After-Tax Account balance and Pre-1987 Vested Account balance during his Employment. The Participant must submit a written request to the Committee, specifying the amount to be withdrawn. The Trustee will pay the amount withdrawn in a single payment in cash as promptly as practicable after the Committee approves the request. The Participant may not withdraw shares of Company Stock. The Trustee will pay each withdrawal first from the Participant's After-Tax Account to the extent possible, then from his Pre-1987 Vested Account, and will withdraw on a pro rata basis from the investment funds in which each Account is invested.

 5.4 Inservice Withdrawal After Age 59-1/2. At any time after the Participant reaches age 59-1/2, he may submit to the Committee a written request to withdraw from his Account balances. The Trustee will pay the withdrawal pro rata from all the investment funds in which the Participant's Accounts are invested, and from his Accounts in the following order:
       (a) After-Tax Account, (b) Pre-1987 Vested Account, (c) Rollover Contribution Account, (d) vested Matching Account,
       (e) vested Profit Sharing Account, (f) unmatched portion of Before-Tax Account, and (g) matched portion of Before-Tax Account, to the extent the Participant has such Accounts. The Participant may request his withdrawal in the form of either cash of Company Stock.

 5.5 Inservice Withdrawal After Age 70-1/2. Beginning in the calendar year when the active Participant reaches age 70-1/2, he must withdraw from his Account balances the minimum annual amount required by the distribution rules described in Section 6.2 applied as if he had retired. He must make the withdrawal no later than December 31 of each year. To determine the required amount of each withdrawal, the Committee will determine the Participant's aggregate Account balances as of the last day of the previous calendar year and divide that amount by the smaller of (a) his life expectancy or the joint and last survivor life expectancy of the Participant and beneficiary, or (b) the applicable divisor required by the incidental benefit rule under Code
       Section 401(a)(9). The Trustee will pay the withdrawal pro rata from all the investment funds in which the Participant's Accounts are invested, and from his Accounts in the following order: (A) After-Tax Account, (2) Pre-1987 Vested Account, (3) Rollover Contribution Account, (4) vested Matching Account, (5) vested Profit Sharing Account,
       (6) unmatched portion of Before-Tax Account, and (7) matched portion of Before-Tax Account, to the extent the Participant has such Accounts. The Participant may request his withdrawal in the form of either cash of Company Stock.

 5.6   Hardship Withdrawals.

       (a) Application. The active Participant who wishes to make a hardship withdrawal during his Employment must submit a written request to the Committee, specifying the amount to be withdrawn. The withdrawal request must include a full statement of the reasons for the withdrawal, the amount of any other financial resources available to the Participant, and such other information as the Committee may request. The amount withdrawn will be paid to the Participant as promptly as practicable after the Committee approves his request. No Participant who has terminated Employment, and no beneficiary, will be eligible to make a hardship withdrawal.

       (b) Available Amount. The minimum amount that may be withdrawn is the lesser of $500.00 or the Participant's available vested Account balances. The amount withdrawn may not exceed the actual expenses incurred or to be incurred by the Participant because of his hardship, plus (simultaneously with the withdrawal) the reasonably estimated amount of taxes and penalties he must pay on the withdrawal. The Participant may withdraw from his Accounts in the following order: (1) After-Tax Account, (2) Pre-1987 Vested Account, (3) Rollover Contribution Account, (4) vested Matching Account, (5) vested Profit Sharing Account, (6) unmatched portion of Before-Tax Account, and (7) matched portion of Before-Tax Account, to the extent the Participant has such Accounts, provided that the Participant may not withdraw any earnings allocated to his Before-Tax Account after 1988. He may not withdraw any of his Safe-Harbor Contributions Account balance regardless of the date when allocated.

       (c) Immediate and Heavy Financial Need. The Participant may make a hardship withdrawal only if he incurs a hardship which creates an immediate and heavy financial need which he cannot meet without the withdrawal. A hardship withdrawal must be necessitated by either:

            (1) Medical expenses incurred by, or medical care to be obtained for, the Participant, his Spouse or dependents,

            (2)  Purchase of the Participant's principal
                 residence,

            (3) Tuition payments and related educational fees for the next 12 months of post-secondary education
                 (including trade school) for the Participant, his Spouse or dependents, or

            (4) Threatened imminent eviction from, or foreclosure of the mortgage on, the Participant's principal residence.

       (d) No Other Available Resources. The Participant may make a hardship withdrawal only to the extent that he cannot meet his hardship from other reasonably available financial resources.

            (1) Loans. He must have first obtained all other available distributions and nontaxable loans under all his Employer's plans, if any.

            (2) Suspension. After the Participant receives his hardship withdrawal, the Committee will suspend his Before-Tax Contributions to this Plan and to any other plan maintained by any Employer for a period of 12 months.

            (3) $7,000 (Indexed) Limit. The Participant's $7,000 (indexed) annual limit on his Before-Tax Contributions described in Section 7.1 for the calendar year following the year in which he received his hardship withdrawal, will be reduced by the amount of the Before-Tax Contributions he made during the year in which he received his hardship withdrawal, with the effect that the $7,000 (indexed) dollar limit in effect for the second calendar year will apply to the two years as if they were a single year.

       (e) Nondiscrimination. The determination of the existence of the Participant's immediate and heavy financial need and the necessity of the withdrawal to meet the need, will be made by the Committee in a uniform and nondiscriminatory manner.

       (f)  Reliance on Participant's Representations.  The
            Committee will in good faith rely on the representations made by the Participant in his application for the hardship withdrawal and will not be held accountable for any misrepresentation of which it did not have actual knowledge.


                            ARTICLE 6
                    Post-Employment Payments

 6.1 Payment Events. The Participant who has a payment event described in this Section may elect to receive or begin receiving payment of his Account balances under Section 6.2 as of any Valuation Date on or after his Termination Date, but not later than the Valuation Date on or next following the date he reaches age 65. Rules governing payment to the beneficiary of the deceased Participant are set forth in Subsection (d). Rules governing the amount, form and timing of payments are set forth in Section 6.2.

       (a) Retirement. The Participant's Normal Retirement Age is his 65th birthday, regardless of the number of his Years of Service. He will become fully vested in his Matching Account and Profit Sharing Account balances on that date, if not earlier under Subsection 3.2 (d). He may receive his vested Account balances as of any Valuation Date on or after the later of his Termination Date or 65th birthday. The Participant who continues Employment after Normal Retirement Age will continue to be eligible to participate in the Plan on the same basis until he retires; provided that he must begin to make minimum annual inservice withdrawals under Section
            5.5 on his Required Beginning Date.

       (b) Termination of Employment Before Age 65. The Participant who terminates Employment before age 65, and has aggregate Account balances greater than $3,500, may receive his vested Account balances as of any Valuation Date on or after his Termination Date, but not later than age 65.

       (c) Disability. The Participant who incurs a Disability will become fully vested in his Matching Account and Profit Sharing Account regardless of his age and Years of Service. He may receive his vested Account balances as of any Valuation Date on or after his Termination Date, but not later than age 65.

       (d) Death. In the event of the Participant's death while he has a balance in his Accounts, his Account balances will become fully vested and will be immediately payable to his surviving Spouse, or if there is no surviving Spouse or if the Participant had properly designated a non-Spouse beneficiary with the Spouse's written consent under Section 6.3, then to his beneficiary.

 6.2   Amount, Form and Timing of Payment.  Each payment of a
       Participant's aggregate Account balances will be subject to the following rules and any other rules adopted by the Committee from time to time and uniformly applied:

       (a) Application for and Timing of Payment. The Participant or beneficiary must apply for payment by completing a form provided by the Committee (which will include an election regarding income tax withholding, and beginning in 1993 an election regarding direct rollovers), and by filing the properly completed form with the Committee no later than the deadline established by the Committee and uniformly applied.

            The Committee will direct the Trustee or other payor to issue the payment as of the Valuation Date following the date when it receives the properly completed form; provided that if the Committee does not receive the properly completed form by the quarterly deadline, it will direct payment to be made as of the Valuation Date for the following calendar quarter.

       (b) Right to Defer Payment. Regardless of the reason for his termination, the Participant whose aggregate Account balances exceed $3,500 and who terminates Employment before age 65 may leave his aggregate Account balances in the Plan until he reaches that age. As of any Valuation Date after his Termination Date, he may elect to receive payment. No Beneficiary may defer payment.

       (c) Amount of Payment. The Participant or beneficiary will receive the amount of the Account balances determined as of the Valuation Date last preceding the payment date, plus any Before-Tax Contributions made since that date, and minus any inservice withdrawals made under
            Article 5 since that date.

       (d) Form of Payment. Each Participant or beneficiary will receive payment of the aggregate Account balances in a lump-sum payment.

       (e) Medium of Payment. The Participant or beneficiary may elect to receive the Account balances either entirely in cash, or cash for any Account balances invested in the funds other than Company Stock, and shares of Company Stock for any Account balances invested in Company Stock, provided that any fractional shares will be paid in cash.

       (f) Withdrawal Fee. The recordkeeper will deduct from the amount of each lump sum payment a processing fee in an amount determined from time to time by the recordkeeper and the Committee and timely communicated to Participants. The recordkeeper will reflect the deduction on the statement that it issues with the payment.

       (g) Direct Rollover. Beginning January-1, 1993, the retired or terminated vested Participant who receives a payment before his Required Beginning Date may instruct the Committee to roll over all or part of his payment to another qualified retirement plan or to an individual retirement account (IRA). The Participant must timely provide in writing all information required to effect the rollover. A surviving Spouse who receives a payment before the Spouse's Required Beginning Date may instruct the Committee to roll over all or part of the payment to an IRA, and must timely provide in writing all information required to effect the rollover. The Committee will provide timely notice of the right to make a direct rollover. The non-Spouse beneficiary may not make a direct rollover.

       (h) Constructive Cash-Out. Regardless of the amount of his Account balance(s), each nonvested Participant will be considered to have received a constructive cash-out of his Matching Account and Profit Sharing Account balances as of his Termination Date. In the event such Participant resumes Employment before he incurs a Five-Year Break, he will be considered to have repaid his constructive cash-out as of the date he resumes Employment.

       (i) Latest Payment Date. Unless the Participant or beneficiary elects later payment under Subsection 6.2(b), the Plan will pay each Participant's aggregate Account balances no later than the 60th day after the end of the Plan Year in which occurs the latest of the date when: (1) he reaches Normal Retirement Age, (2) the tenth anniversary of the date he began participating in the Plan, or (3) his Termination Date; provided that the Trustee will make payment no later than the Required Beginning Date.

       (j) Compliance with Code Section 401(a)(9). The intent of this Section is that the payment date for each Participant and beneficiary will be within the limitations permitted under Code Section 401(a)(9). If there is any discrepancy between this Section and Code
            Section 401(a)(9), that Code Section will prevail.

 6.3   Designation of Beneficiaries

       (a) Procedure. Each Participant, with the written consent of his Spouse (if any), may designate one or more beneficiary(s) to receive any balance in his Accounts which may be payable in the event of his death. The Participant may change his designation from time to time by filing the proper form with the Committee, and each change will revoke all his prior designations. To be effective, each designation or revocation must be made in writing on a form provided by the Committee and must be signed and filed with the Committee before the Participant's death. The Participant may name one or more primary beneficiaries and one or more contingent beneficiaries. If upon the Participant's death his Spouse has not consented to his beneficiary designation or if no designated beneficiary survives him, the Committee will direct the payment of his benefits to his surviving Spouse if any, or if none then to his surviving lineal descendants per stirpes, or if none then to the Participant's surviving parent(s), or if none then to the Participant's surviving siblings per stirpes, or if none then to the Participant's estate.

       (b) Waiver of Spouse's Rights. Each married Participant may elect to have all or any part of his Account balances that would otherwise be payable to his surviving Spouse in the event of his death, payable instead to one or more beneficiary(s) designated under Subsection (a). Each election must be in writing and
            (1) must be signed by the Participant and his Spouse;
            (2) the Spouse's consent must acknowledge the effect of the election; (3) the Spouse's consent must either specifically approve each named beneficiary and the elected form of payment, or must permit the Participant to name any beneficiary and elect any form of payment without further Spousal consent; and (4) the Spouse's consent must be witnessed by a notary public. Spousal consent will not be required if the Participant provides the Committee with a decree of abandonment or legal separation, or with satisfactory evidence that he cannot obtain consent because he has been unable to locate his Spouse after reasonable effort. If the Spouse is legally incompetent, the Spouse's court-appointed guardian may give consent, even if the guardian is the Participant.

       (c) Judicial Determination. In the event the Committee does not direct a payment as specified in Subsection
            (a) or (b), it may have a court of applicable jurisdiction determine to whom payment should be made, in which event all expenses incurred in obtaining the determination may be charged against the payee.

 6.4 Payment to the Participant's Representative. If the Participant is incompetent to handle his affairs at the time when his Account balances become payable, or has disappeared, the Committee will make payment to his court-appointed personal representative, or if none is appointed the Committee may in its discretion make payment to his next-of-kin; provided that the Committee may request a court of competent jurisdiction to determine the payee, in which event all expenses incurred in obtaining the determination may be charged against the payee.

 6.5 Unclaimed Benefits. In the event the Committee cannot locate, with reasonable effort and after a period of five years, any person entitled to receive the Participant's Account balances, his balances will be forfeited but will be reinstated, to the extent required by applicable law, in the event he subsequently makes a claim for benefits.

                            ARTICLE 7
                   Limitations on Allocations

 7.1 Excess Dollar Deferrals. Effective in the 1987 calendar year, the Plan will limit each Participant's Before-Tax Contributions for each calendar year to $7,000, as indexed under Code Section 402(g) beginning in 1988. Any amount which the Participant contributes in excess of the dollar limit in effect for each year will be an Excess Dollar Deferral. In the event any Participant makes Excess Dollar Deferrals for any calendar year, the excess amount will be distributed under the following rules.

       (a) Time of Refund. If the Participant made his Excess Dollar Deferral solely to this Plan, the Committee will refund the excess amount and attributable earnings as soon as practicable after it discovers the excess. If the Participant made his Excess Dollar Deferral in whole or part to another qualified plan or individual retirement account but wishes to withdraw his Before-Tax Contributions from this Plan, he must submit to the Committee no later than March 1 a written statement that he made Excess Dollar Deferrals for the previous calendar year and a request that a specified amount of the excess be refunded from this Plan. In no event will the Committee refund Excess Dollar Deferrals or attributable income later than April 15 following the calendar year in which the excess was contributed. In the event any Excess Dollar Deferral is not refunded by April 15 of the calendar year following the calendar year in which it was contributed, it will remain in the Participant's Before-Tax Account until a withdrawal or payment event occurs under Article 5 or Article 6. The Committee will not refund any Excess Dollar Deferral until the Participant has actually contributed the excess amount to the Plan.

       (b) Reporting Form. When the Committee refunds the Excess Dollar Deferral, it will designate the refund as an Excess Dollar Deferral on the appropriate form published by the Internal Revenue Service so that the Participant can designate the refund as an Excess Dollar Deferral on his income tax return.

       (c)  Order of Refunds.  The Plan will refund Excess Dollar
            Deferrals before it refunds any Before-Tax
            Contributions under Section 7.2 to avoid failing the ADP Test.

       (d) Inclusion in ADP Test. Excess Dollar Deferrals made by HCEs will be included in the ADP Test under Section 7.2 for the Plan Year in which they were made, whether or not they are refunded in the same or next following Plan Year; provided that Excess Dollar Deferrals which are also Excess Annual Additions and which are refunded under Subsection 7.3(b) as such, will not be included in the ADP Test. Excess Dollar Deferrals timely refunded to NCEs will not be included in the ADP Test.

       (e) Inclusion in Annual Addition. Excess Dollar Deferrals made by HCEs and by NCEs which are refunded in the same Plan Year or by April 15 of the next following Plan Year will not be included in their Annual Additions under Section 7.3. Excess Dollar Deferrals which are also Excess Annual Additions and which are refunded under Subsection 7.3(b) as such, will not be included in the Participant's Annual Addition.

       (f) Determination of Earnings. The Committee will use the Plan's normal method of calculating earnings to determine the amount of earnings attributable to each Participant's Excess Dollar Deferrals.

 7.2 Nondiscrimination Tests. Notwithstanding any other provision of the Plan, beginning in the 1987 Plan Year the Committee will limit or refund Before-Tax Contributions for HCEs in any Plan Year to the extent necessary to meet the ADP Test, and will limit Matching Contributions for HCEs in any Plan Year to the extent necessary to meet the ACP Test. Alternatively, the Committee may direct the Employers to make the Safe Harbor Contributions described in Subsection 3.2(c).

       (a) ADP Test. The Committee will conduct the ADP Test for each Plan Year to determine whether the Average Deferral Percentage (ADP) for the HCE Group and the ADP for the NCE Group for each Plan Year are within the maximum disparity permitted under Subsection (a)(3). The Committee will use the following steps to conduct the ADP Test:

            (1) Actual Deferral Ratio (ADR). The Committee will determine the ratio of the sum of each Participant's Before-Tax Contributions and any
                 Safe Harbor Contributions, to his Compensation.

            (2) Average Deferral Percentage (ADP). The ADP for the HCE Group will be the average of their individual ADRs, calculated separately for each Employee in the HCE Group. The ADP for the NCE Group is the average of their individual ADRs, calculated separately for each Employee in the NCE Group.

            (3) Maximum Disparity. In no Plan Year will the ADP of the HCE Group exceed the greater of:

                 (A)  the ADP of the NCE Group multiplied by 1.25;
                      or

                 (B)  the lesser of the ADP of the NCE Group plus
                      2 percentage points, or the ADP of the NCE
                      Group multiplied by 2.

       (b) ACP Test. The Committee will conduct the ACP Test to determine whether the Actual Contribution Percentage
            (ACP) for the HCE Group and the ACP for the NCE Group for each Plan Year are within the maximum disparity permitted under Subsection (b)(3). The Committee will use the following steps to conduct the ACP Test:

            (1) Actual Contribution Ratio (ACR). The Committee will determine the ratio of the sum of each Participant's total allocation of Matching Contributions and any Safe Harbor Contributions, to his Compensation.

            (2) Average Contribution Percentage (ACP). The ACP for the HCE Group will be the average of their individual ACRs, calculated separately for each Employee in the HCE Group. The ACP for the NCE Group will be the average of their individual ACRs, calculated separately for each Employee in the NCE Group.

            (3) Maximum Disparity. In no Plan Year will the ACP of the HCE Group in either the Savings Plan or the ESOP exceed the greater of:

                 (A)  the ACP of the NCE Group multiplied by 1.25;
                      or

                 (B)  the lesser of the ACP of the NCE Group plus
                      2 percentage points, or the ACP of the NCE
                      Group multiplied by 2.

       (c) Multiple Use. The Committee will determine for each Plan Year whether to use the 2-point-spread-2-times multiplier in the ADP Test or in the ACP Test, and will use the 1.25-multiplier in the remaining test for that Plan Year; provided that in any Plan Year the Committee either may reclassify ADP amounts as ACP amounts for testing purposes only, or may use the multiple-use test described in Subsection (d).

       (d) Multiple-Use Test. The combined limit for the HCE Group may not exceed an amount equal to the sum of (1) the larger of the ADP or ACP of the NCE Group multiplied by the 2-point-spread-2-times multiplier, plus (2) the smaller of the ADP or ACP of the NCE Group multiplied by the 1.25 multiplier.

       (e)  Correction of Excess ADP Contributions and Excess ACP
            Contributions.  The Committee will correct any Excess
            ADP Contribution and Excess ACP Contribution, under the following rules.

            (1) Correction before Excess Contributions are Made. In the event the Committee determines, before Excess ADP Contributions and/or Excess ACP Contributions are made, that the Plan will fail to meet either the ADP Test or the ACP Test or both tests for that Plan Year, then it will either make the Safe Harbor Contribution described in Subsection 3.2(c) or limit the Before-Tax Contributions and/or Matching Contributions for the HCE Group by such amount and beginning as of such pay period as it considers necessary to prevent failing the ADP Test and/or ACP Test.

            (2) Correction after Excess Contributions are Made. In the event the Committee determines, after the Plan has already received Excess ADP Contributions and/or Excess ACP Contributions, that the Plan will fail to meet either the ADP Test or the ACP Test or both Tests for that Plan Year, then it either will make the Safe Harbor Contribution described in Subsection 3.2(c) or will refund the excess amounts and attributable earnings as necessary to meet the ADP Test and/or ACP Test. The amount actually refunded will be reduced to the extent that the amount of the excess has already been reduced by the refund of any Before-Tax Contributions in excess of $7,000 (indexed) under Section 7.1. The Committee will refund excess amounts and attributable earnings to the affected HCEs no later than the end of the Plan Year following the Plan Year for which the excess amount was contributed, and if practicable by March 15 of that Plan Year.

                 (A) Excess ADP Contributions. The Committee will refund Excess ADP Contributions to HCEs in the order of their Actual Deferral Ratios
                      (ADRs), beginning with the highest ADR and continuing the refund, if necessary, until all HCEs have the same ADR, and then reducing those ADRs equally (the leveling method).

                 (B) Excess ACP Contributions. The Committee will forfeit nonvested Excess ACP Contributions of HCEs. The Committee will refund Excess ACP Contributions to HCEs in the order of their Actual Contribution Ratios (ACRs), beginning with the highest ACR and continuing the refunds, if necessary, until all HCEs have the same ACR, and then reducing those ACRs equally.

            (3) Determination of Earnings Attributable to the Excess. The Committee will use the Plan's normal method of calculating earnings to determine the amount of earnings attributable to each Participant's allocation of Excess ADP Contributions and/or Excess ACP Contributions.

       (f)  Family Aggregation Rules.

            (1)  Contributions Used in the ADP Test.

                 (A) ADP Test. For purposes of the ADP Test, the Committee will aggregate the Compensation and Contributions used in the ADP Test of all Employees in any Family Unit as if the Family Unit were a single HCE Participant and the aggregate Actual Deferral Ratio
                      (ADR) of all members of the Family Unit were the ADR of a single HCE Participant.

                 (B)  Correcting Excess ADP Contributions for the
                      Family Unit.  The Committee will correct any
                      Excess ADP Contributions by the following method.

                      (i)  Leveling Method.  The Committee will
                           reduce the Family Unit ADR by treating
                           it as the ADR of an HCE Participant and
                           by reducing the ADR of all HCE
                           Participants, beginning with the
                           highest ADR and continuing the
                           reduction, if necessary, until all HCEs
                           have the same ADR, and then reducing
                           those ADRs equally.  The Committee will
                           then determine the dollar amount of the
                           Excess ADP Contribution.

                      (ii) Allocation of Excess.  The Committee
                           will allocate the Excess ADP
                           Contribution for the Family Unit among
                           the members in proportion to their
                           Contributions used in the ADP Test for
                           the Plan Year, i.e., by multiplying the
                           amount of the excess by the ratio of
                           each individual member's Contribution
                           used in the ADP Test to the total
                           Contributions of all members used in
                           the ADP Test.

            (2)  Contributions Used in the ACP Test.

                 (A) ACP Test. For purposes of the ACP Test, the Committee will aggregate the Compensation and Contributions used in the ACP Test of all Employees in any Family Unit as if the Family Unit were a single HCE Participant and the aggregate Actual Contribution Ratio
                      (ACR) of all members of the Family Unit were the ACR of a single HCE Participant.

                 (B) Correcting Excess ACP Contributions. The Committee will correct any Excess ACP Contributions of a Family Unit in the same manner as it corrects Excess ADP Contributions, described above in Subsection
                      (f)(1)(B), except that the term Actual
                      Contribution Ratio (ACR) will be substituted for the term Actual Deferral Ratio (ADR) each place it appears.

       (g) Excess Annual Addition. Any Before-Tax Contribution or Employer Contribution which is an Excess Annual
            Addition and which is distributed under Subsection
            7.3(b)(1) will not be included in the ADP Test or ACP
            Test, as applicable.

 7.3   Code Section 415 Limitation.  In no event will the Maximum
       Annual Addition for any Participant exceed the Code Section 415 Limit described in this Section for any Plan Year after 1986.

       (a) Applicable Definitions. For purposes of this Section, the following terms will have the meanings set forth below.

            (1) Annual Addition. Each Participant's Annual Addition will include the sum of Before-Tax Contributions and Employer Contributions allocable to him for the Limitation Year, including (A) Excess Dollar Deferrals that are not timely refunded under Section 7.1, and (B) Excess ADP Contributions and Excess ACP Contributions, whether or not timely distributed under Section 7.2; provided that any Contributions which are distributed as Excess Annual Additions under Subsection 7.3(b)(1) will not be included in the Participant's Annual Addition.

            (2) Compensation. The amount paid by the Employer to the Participant and reported as taxable income on his Form W-2 for the Limitation Year, which amount will exclude Before-Tax Contributions and Employer Contributions to this Plan.

            (3) Controlled Group. For purposes of this Section, all controlled group members which have at least 50 percent common ownership, within the meaning of Code Sections 414(b) and 415(h), will be considered to be a single employer.

            (4)  Excess Annual Addition.  Any Before-Tax
                 Contribution and/or Employer Contribution which exceeds the Participant's Maximum Annual Addition for the Limitation Year.

            (5)  Limitation Year.  The Plan Year.

            (6) Maximum Annual Addition. For each Participant during each Limitation Year, an amount which does not exceed the lesser of (A) $30,000 (or 1/4 of the defined benefit plan dollar limitation in effect for the Limitation Year under Code Section 415(b)(1)(A) if greater or such other amount specified under that Code Section), or (B) 25 percent of his Compensation.

       (b) Treatment of Excess Annual Additions. In the event the Committee determines that, as the result of a reasonable error in estimating a Participant's annual Compensation or in determining the amount of Before-Tax Contributions that he can make for the Plan Year under the $7,000 (indexed) limit described in Section 7.1, or under other circumstances that the Internal Revenue Service approves, the Annual Addition to any Participant's Accounts for any Plan Year would exceed his Maximum Annual Addition, the Committee will reduce his allocations to the extent necessary to equal his Maximum Annual Addition. The Committee will disregard the removed Excess Annual Additions for purposes of the $7,000 (indexed) limitation described in Section 7.1 and for purposes of the ADP Test and the ACP Test. The Committee will remove Excess Annual Additions from the Accounts by using the following procedures:

            (1) To the extent that any remaining excess results from Before-Tax Contributions, the Committee will refund it from the Participant's Before-Tax Account, with a pro-rata distribution of vested Matching Contributions, and/or forfeitures of nonvested Matching Contributions, and a pro-rata distribution of earnings.

            (2) To the extent that any remaining excess results from Matching Contributions, the Committee will treat the excess as a Profit Sharing Contribution and will reallocate it among other Participants as a uniform percentage of their Compensation (as defined in Section 1.20), up to their Maximum Annual Additions.

            (4) The Committee will hold in a separate Section 415 suspense account any remaining excess which cannot be reallocated in the same Limitation Year. In subsequent Limitation Years, the Committee will use the balance in the suspense account to reduce Matching Contributions, to the extent possible without exceeding the limitations described in this Section.

            (5) Upon Plan termination, any unallocated balance in the suspense account will revert to the Employer(s) whose Contributions caused the excess allocations.

       (c) Combined Plan Limitation. If an Employee is a Participant at any time in both this Plan and any qualified defined benefit plan maintained by an Employer, and the sum of his Defined Benefit Fraction and his Defined Contribution Fraction exceeds 1.0, his benefit under the defined benefit plan will be reduced so that the sum of the fractions does not exceed 1.0.

            (1) Defined Benefit Fraction. The Participant's Defined Benefit Fraction for any Plan Year is a fraction, the numerator of which is his projected annual benefit under the defined benefit plan determined as of the close of the Plan Year and the denominator of which is the lesser of:

                 (A) 1.25 multiplied by $90,000 (as adjusted) and the product multiplied by the ratio of the Participant's years of Employment (not greater than 10) over 10; or

                 (B) 1.4 multiplied by his average Compensation for the three consecutive calendar years when his Compensation was highest.

            (2) Defined Contribution Fraction. The Participant's Defined Contribution Fraction for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to his Accounts for the Plan Year and all prior Plan Years during his Employment, and the denominator of which is the sum of the lesser of the following amounts for the Plan Year and all prior Plan Years during his
                 Employment:

                 (A)  1.25 multiplied by $30,000 (as adjusted);
                      or

                 (B)  1.4 multiplied by 25 percent of his
                      Compensation for the Plan Year.

                 Alternatively, the Committee may authorize the use of any method permitted by Treasury
                 Regulations from time to time to compute the Defined Contribution Fraction.

       (d) Combining of Plans. For purposes of applying the limitations described in this Section, all defined benefit plans maintained by an Employer (whether or not terminated) will be treated as one defined benefit plan, and all defined contribution plans maintained by an Employer (whether or not terminated) will be treated as one defined contribution plan.

       (e) Controlled Group. For purposes of this Section, all controlled group members under 50 percent common control by or with the Company, within the meaning of Code Sections 414(b) and 415(h), will be considered to be a single Employer.

       (f)  Compliance With Code Section 415.  The intent of this
            Section is that the maximum benefit payable to each Participant will be exactly equal to the maximum amount permitted under Code Section 415. If there is any discrepancy between this Section and Code Section 415, then Code Section 415 will prevail.

 7.4   Top-Heavy Rules.

       (a) Definitions. As used in this Section, the following words and phrases and any derivatives thereof will have the following meanings:

            (1)  Aggregation Group.

                 (A) Required Aggregation Group. Each of the following qualified plans of the Controlled Group is required to be aggregated for purposes of determining top-heavy status:
                      (i) each plan in which a Key Employee is a participant, and (ii) each other plan which enables any plan with Key Employee participants to meet the requirements of Code Section 401(a)(4) or 410.

                 (B) Permissive Aggregation Group. Qualified plans of the Controlled Group which are required to be aggregated, plus such plans which are not part of the Required Aggregation Group but which satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the Required Aggregation Group.

            (2) Cumulative Account Balances. For purposes of this Section, the Cumulative Account Balance of each Participant as of any Determination Date will include his:

                 (A) Employer Contribution Account balance as of the most recent Valuation Date, adjusted by allocations of his proportionate share of Employer Contributions actually made and allocations of investment gains or losses made or due to be made under Section 4.1 as of the Determination Date.

                 (B) Before-Tax Account balances as of the most recent Valuation Date, adjusted by allocations of investment gains or losses made or due to be made under Section 4.1 as of the Determination Date.

                 (C) Distributions made to the Participant or to his Spouse or beneficiary within the Plan Year that includes the Determination Date and the four preceding Plan Years, excluding distributions rolled over to Related Plans.

                 Account balance(s) of any former Employee who has not performed any service for any Employer during the five-year period ending on the Determination
                 Date will not be considered.

            (3) Determination Date. For each Plan Year, the last day of the preceding Plan Year.

            (4) Key Employee. Any Employee or former Employee who is, or at any time during the Plan Year in which occurs the Determination Date or any of the four preceding Plan Years has been either:

                 (A) One of the 10 highest-paid owners of any Employer or Controlled Group member, who both (i) owns more than a 1/2 percent interest in value of the Employer or Controlled Group Member, and (ii) earns more than $30,000 Compensation as indexed under Code Section 415(d).

                 (B)  A 5-percent owner of an Employer or
                      Controlled Group member.

                 (C)  A 1-percent owner of an Employer or
                      Controlled Group member having Compensation of more than $150,000.

                 (D)  An officer (a high-level policy-making
                      executive) who receives more than $45,000
                      Compensation as indexed under Code Section
                      415(d), provided that the maximum number of officers will be the lesser of (i) 50, or
                      (ii) the greater of 3, or 10 percent of the total number of Controlled Group employees.

            (5)  Non-Key Employee.  Any Employee or former
                 Employee who is not a Key Employee.

            (6) Related Plans. Qualified plans maintained by the Company or a Controlled Group employer.

       (b) Determination of Top-Heavy Status. The Plan will be top-heavy for any Plan Year if, as of the Determination
            Date:

            (1) 60 Percent Rule. The sum of the Cumulative Account Balances of Participants who are Key Employees, exceeds 60 percent of the sum of the Cumulative Account Balances of all Participants; or

            (2) Top-Heavy Group Rule. The Plan is part of a Required Aggregation Group in which more than 60 percent of the sum of (A) aggregated Cumulative Account Balances, and (B) present values of accrued benefits under defined benefit plans, have been accumulated in favor of Key Employees; provided that the Plan will not be considered a top-heavy plan with respect to any Plan Year in which the Plan is part of a Required or Permissive Aggregation Group that is not top-heavy.

       (c)  Plan Operation During Top-Heavy Status.
            Notwithstanding any other provision of the Plan, the following provisions will apply to Participants for any Plan Year in which the Plan is top-heavy.

            (1) Minimum Benefit or Allocation. Each Participant who is a Non-Key Employee in a top-heavy Plan Year and who also participates in a defined benefit plan maintained by a Controlled Group employer, will receive the minimum benefit under the defined benefit plan required under Code
                 Section 416(c)(1).  Each Non-Key Employee
                 Participant who does not participate in a defined benefit plan, and who has not terminated Employment as of the last day of the Plan Year, will receive an allocation of Employer Contributions in an amount not less than the lesser of (A) 3 percent of his Compensation, whether or not he has made any Employee Contributions for the Plan Year, and regardless of his level of Compensation for the Plan Year, or (B) the percentage contributed for the HCE who receives the greatest percentage for the Plan Year.

            (3)  Effect on Aggregate Defined Benefit and Defined
                 Contribution

                 Limits. For the purpose of calculating the denominators of the Defined Benefit Fraction and Defined Contribution Fraction under Section 7.3,
                 1.0 will be substituted for l.25 each place it appears; provided that such substitution will not be required if:

                 (A)  the Cumulative Account Balances for Key
                      Employees does not exceed 90 percent of the Cumulative Account Balances for all
                      Employees, and

                 (B) the minimum top-heavy benefit is provided to the Participant under a defined benefit plan maintained by a Controlled Group employer;

                 and provided further that such substitution will be suspended for any Employee or former Employee so long as he receives no allocations under this Plan or any other qualified plan maintained by a Controlled Group employer.

                                      ARTICLE 8
                Amendment, Termination and Merger

 8.1   Amendment.

       (a) Procedure. The Company will have the right to amend the Plan from time to time. The Committee will determine that an amendment is appropriate, and will determine whether the amendment may significantly alter the Plan's contribution requirements or expense provisions. The Committee or its agent will draft the amendment. Each amendment must be approved by a majority of the Committee members then in office. The Company's President, or officer designated by the President, will adopt each amendment by placing his signature thereon. If the amendment may significantly alter the Plan's contribution requirements or expense provisions, the Board of Directors must approve it by resolution. Within 30 days after the date when the amendment is adopted, the Committee will provide a copy to each Employer.

       (b) Prohibited Amendments. No amendment will be permitted which would have the effect of any of the following:

            (1) Exclusive Benefit. No amendment will permit any part of the Trust Fund to be used for purposes other than the exclusive benefit of Participants.

            (2) Nonreversion. No amendment will cause any portion of the Trust Fund to revert to any Employer, except such amount as may remain after termination of the Plan and satisfaction of all liabilities.

            (3) No Cutback. No amendment will eliminate any optional form of benefit with respect to Account balances accrued before the amendment.

 8.2   Termination of the Plan.

       (a) Right to Terminate. The Company expects this Plan to be continued indefinitely but necessarily reserves the right to terminate the Plan and all contributions at any time, subject to approval by the Board. Each Employer reserves the right to terminate its participation in the Plan at any time by appropriate action of its board of directors.

       (b) Full Vesting. In the event of termination or partial termination, the Account balances of each affected Participant, to the extent funded, will become fully vested as of the termination date. For purposes of accelerated vesting, affected Participants will include only those who are in active Employment as of the Plan termination date. All nonvested Participants who terminated Employment before the Plan termination date will be considered to have received constructive cash-outs of their entire Account balances under Subsection 6.2(g).

       (c) Provision for Benefits Upon Plan Termination. In the event of termination, the Committee may in its discretion act as follows:

            (1) Maintain the Trust. The Committee may continue the Trust for so long as it considers advisable and so long as permitted by law, either through the existing trust agreement(s), or through successor funding media.

            (2) Terminate the Trust. The Committee may terminate the Trust, pay all expenses, and direct the payment of the benefits, either in the form of lump-sum distributions, installment payments, transfer to another qualified plan, or any other form selected by the Committee, to the extent not prohibited by law.

       (d) Surplus Reversion. Any assets that remain after all benefits under the Plan have been allocated will be returned to the affected Employer(s), to the extent permitted by applicable law.

 8.3 Plan Merger. In the event of any merger or consolidation of the Plan with any other plan, or the transfer of assets or liabilities by the Plan to another plan, each Participant will be entitled to receive a benefit immediately after the merger, consolidation or transfer, if the Plan then terminated, which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

                            ARTICLE 9
                         Administration

 9.1 Allocation of Fiduciary Responsibilities. The Plan fiduciaries will have the powers and duties described below, and may delegate their duties to the extent permitted under ERISA Section 402.

       (a) Company and Employers. The Company, through its Board, will be responsible for amending the Plan, terminating the Plan, appointing Committee members, and appointing and removing the Trustee. The Company and each Employer will be responsible for making contributions to the Plan in the amounts determined by the Committee based on the Before-Tax Contributions made by Participants, net profit margins, and ADP Test and ACP Test results. Each Employer will promptly provide complete information regarding the Compensation, Before-Tax Contributions and Employment of each Participant and such other relevant information as the Committee may require.

       (b)  The Committee.

            (1) Appointment and Termination of Office. The Committee will consist of not less than 1 nor more than 5 individuals who will be appointed by and serve at the pleasure of the Board. The Board will have the right to remove any member of the Committee at any time. A member may resign at any time by written resignation to the Committee and the Board. If a vacancy in the Committee should occur, the Board will appoint a successor.

            (2) Organization of Committee. The Board will appoint a Chairman from among the Committee members, and will appoint a Secretary who may or may not be a Committee member. The Committee may appoint agents who may or may not be Committee members, as it considers necessary for the effective performance of its duties, and may delegate to the agents ministerial powers and duties as it considers expedient or appropriate. The Committee will fix the compensation of the agents within the limits set by the Board. Employee Committee members will serve as such without additional compensation.

            (3) Committee Meetings. The Committee will hold meetings at least annually. A majority of the members then in office will constitute a quorum. Each action of the Committee will be taken by a majority vote of all members then in office, provided that the Committee may establish procedures for taking written votes without a meeting.

            (4) Powers of the Committee. The Committee will have primary responsibility for administering the Plan, and all powers necessary to enable it to properly perform its duties, including but not limited to the following powers and duties:

                 (A) Rules. The Committee may adopt rules and regulations necessary for the performance of its duties under the Plan.

                 (B) Construction. The Committee will have the power to construe the Plan and to decide all questions arising under the Plan.

                 (C) Right to Benefits. The Committee will have discretionary authority to determine the eligibility of Participants or their beneficiaries to receive benefits and the amount of benefits to which any Participant or beneficiary may be entitled under the Plan, and will enforce the claims procedure described in Section 9.4.

                 (D) Employee Data. The Committee will request from the Employer complete information regarding the Compensation, Before-Tax Contributions, and Employment of each Eligible Employee and other facts as it considers necessary from time to time, and will treat Employer records as conclusive with respect to such information.

                 (E) Payments. The Committee will direct the payment of benefits from the Trust, or may appoint a disbursing agent, and will specify the payee, the amount and the conditions of each payment.

                 (F) Disclosure. The Committee will prepare and distribute to the Employees plan summaries, notices and other information about the Plan in such manner as it deems proper and in compliance with applicable law.

                 (G)  Application Forms.  The Committee will
                      provide forms for use by Participants in designating beneficiaries and applying for benefits.

                 (H) Agents. The Committee will retain legal counsel, accountants and such other agents as it deems necessary to properly administer the Plan.

                 (I) Financial Statements. The Committee will periodically prepare reports of the Plan's operation, showing its assets and liabilities in reasonable detail, and will submit a copy of each report to the Board and cause a copy to be maintained in the office of the secretary of the Committee.

                 (J) Reporting. The Committee will cause to be filed all reports required under ERISA and the Code.

                 (K)  Investment Manager.  With approval of the
                      Board, the Company may appoint an investment manager.

                 (L) Accounts. The Committee will maintain or cause to be maintained individual Accounts for Participants, and to allocate or cause to be allocated Before-Tax Contributions, Employer Contributions, and Rollover Contributions to the proper Accounts.

                 (M) General. The Committee will perform all acts reasonably necessary to administer the Plan.

       (c) The Trustee. The Board will appoint a Trustee who will have the duties and responsibilities described in the trust agreement executed by the Company and the Trustee. The trust agreement will be an integral part of this Plan.

 9.2 Expenses. The Committee will determine, in its sole discretion, whether the expenses incurred in administering the Plan and Trust will be paid by the Employer(s) or by the Trustee from the Trust Fund, or will be charged to Accounts (such as recordkeeping fees for processing elections, allocations, withdrawals and distributions). Plan expenses include but are not limited to fees and charges of actuaries, attorneys, accountants, consultants, investment managers, recordkeepers, and the Trustee. The Trustee will pay from the Trust Fund all expenses directly incurred in connection with the investment of Plan assets. No Employee will receive any additional Compensation for services performed in connection with the Plan.

 9.3 Indemnification. The Employers will indemnify and hold harmless the Committee and each member and each person to whom the Plan Administrator or either Committee has delegated responsibility under this Article, from all joint or several liability for their acts and omissions and for the acts and omissions of their duly appointed agents in the administration of the Plan, except for their own breach of fiduciary duty and willful misconduct.

 9.4   Claims Procedure.

       (a) Application for Benefits. The Committee will furnish to each Participant, upon his retirement, information about the benefits to which he is entitled under the Plan. The Committee may require any person claiming benefits under the Plan to submit a written application, together with such documents, evidence, and information as it considers necessary to process the claim.

       (b) Action on Application. Within 90 days after receipt of an application and all necessary documents and information, the Committee will furnish the claimant a written notice of its decision. If the Committee denies the claim in whole or in part, the notice will set forth (1) specific reasons for the denial, with specific reference to Plan provisions upon which the denial is based; (2) a description of any additional information or material necessary to process the application with an explanation why such material or information is necessary; and (3) an explanation of the Plan's claim review procedure.

            If special circumstances require an extension of time for processing the claim, the Committee will furnish the claimant written notice of the extension before the end of the initial 90-day period. In no event will the extension exceed a period of 90 days from the end of the initial period. The notice will explain the circumstances requiring an extension of time and the date by which the Committee expects to render a decision.

       (c) Claim Review. The claimant who does not agree with the decision rendered on his application may request that the Committee review the decision. The request must be made within 60 days after the claimant receives the decision, or if the application has neither been approved nor denied within the 90-day period specified in subsection (b), then the request must be made within 60 days after expiration of the 90-day period.

            Each request for review must be in writing and addressed to the Committee. Concurrently with filing the request for review, or within the 60-days request period, the claimant may submit in writing to the Committee a statement of the issues raised by his appeal and supporting arguments and comments.

            During the pendency of his appeal the claimant may inspect all documents which are reasonably pertinent to his case, upon reasonable notice to the Committee. However, under no circumstance will any Employer be required to disclose to any claimant information concerning any person other than the Participant whose benefit is being claimed, to the extent such information is normally treated as confidential.

            Where the Committee believes that the issues raised by the claimant's appeal may be more efficiently or fairly processed by taking testimony of the claimant or others, it will set the matter for oral hearing and give the claimant reasonable notice of the time and place. Whether or not an oral hearing is scheduled, the Committee will proceed promptly to resolve all issues raised by the claimant's appeal and will render a written decision on the merits, with a statement of the reasons and references to the pertinent supporting provisions of the Plan, within 60 days following receipt of the claimant's request for review.

            If special circumstances require an extension of time, the Committee will render a decision as soon as possible, but not later than 120 days after receipt of the request for review. If an extension is required, the Committee will furnish to the claimant written notice of the extension, including an explanation of the circumstances requiring the extension, before commencement of the extension period.

                           ARTICLE 10
                          Miscellaneous

10.1 Headings. The headings and subheadings in this Plan have been inserted for convenient reference, and in the event a heading or subheading conflicts with the text, the text will govern.

10.2 Construction. The Plan will be construed in accordance with the laws of the State of Alabama, except to the extent such laws are preempted by ERISA and the Code.

10.3 Qualification for Continued Tax-Exempt Status. Notwithstanding any other provision of the Plan, the amendment and restatement of the Plan is adopted on the condition that it will be approved by the Internal Revenue Service as meeting the requirements of the Code and ERISA for tax-exempt status, and in the event continued qualification is denied and cannot be obtained by revisions satisfactory to the Committee, this amendment and restatement will be null and void.

10.4 Nonalienation. No benefits payable under the Plan will be subject to the claim or legal process of any creditor of any Participant or beneficiary, and no Participant or beneficiary will alienate, transfer, anticipate or assign any benefits under the Plan, except that payments will be made pursuant to (a) qualified domestic relations orders issued in accordance with Code Section 414(p), (b) judgments resulting from federal tax assessments, and (c) as otherwise required by law.

10.5 No Employment Rights. Participation in the Plan will not give any Employee the right to be retained in the employ of any Employer, or upon termination any right or interest in the Plan except as provided in the Plan.

10.6 No Enlargement of Rights. No person will have any right to or interest in any portion of the Plan except as specifically provided in the Plan.

10.7 Withholding for Taxes. Payments under the Plan will be subject to withholding for payroll taxes as required by law. Beginning in 1993, each Employer will withhold 20 percent federal income tax from each lump sum payment which is not rolled over directly into another qualified retirement plan or individual retirement account under Subsection 6.2(f).


    IN WITNESS WHEREOF, The Colonial Company has caused this amendment and restatement of The Colonial 401(k) and Profit Sharing Plan to be executed by its duly authorized officer this _________ day of December, 1994, to be effective as of January 1, 1991.


                                     THE COLONIAL COMPANY


                                    By:____________________________

                                 Title:____________________________

ATTEST:



___________________________
Secretary

Corporate Seal

                               Ex-5.

                 Miller, Hamilton, Snider & Odom
                        Attorneys at Law
                            Suite 802
                       One Commerce Street
                    Montgomery, Alabama 36104
                          334-834-5550


                         September 27, 1995

                                                 Montgomery Office

The Colonial BancGroup, Inc.
Post Office Box 1108
Montgomery, Alabama 36101

     Re:  Registration Statement on Form S-8 relating to The
          Colonial 401(k) and Profit Sharing Plan

Gentlemen:

     We are familiar with the proceedings taken and proposed to be taken by The Colonial BancGroup, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 500,000 shares of its Common Stock, par value $2.50 per share, from authorized but unissued shares pursuant to the Company's
401(k) and Profit Sharing Plan.   We have also acted as counsel for
the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of
1933, as amended, of the registration statement on Form S-8 referred to in the caption above. In this connection we have reviewed such documents and matters of law as we have deemed relevant and necessary as a basis for the opinions expressed herein.

     Upon the basis of the foregoing, we are of the opinion that:

     (i) The Company is a corporation duly organized and existing under the laws of the State of Delaware;

     (ii) The shares of Common Stock of the Company referred to above, to the extent actually issued pursuant to the Plan from the Company's authorized but unissued shares of Common Stock, will be duly and validly authorized and issued and will be fully paid and nonassessable shares of Common Stock of the Company; and

     (iii) Under the laws of the State of Delaware, no personal liability attaches to the ownership of the shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement. In consenting to the inclusion of our opinion in the registration statement we do not thereby admit that we are a person whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended.

                               Sincerely,

                               MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

                               By:___________________________
                                  Michael D. Waters

                            Ex-23.(A)

               CONSENTS OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 24, 1995, on our audits of the restated consolidated financial statements of The Colonial BancGroup, Inc. and subsidiaries as of December 31, 1994 and 1993 and for each of the three years ended December 31, 1994.


                              /s/ Coopers & Lybrand L.L.P.

                                  Montgomery, Alabama
                                  September 26, 1995

     We consent to the incorporation by reference in the registration statement of The Colonial BancGroup, Inc. (Colonial), on Form S-8 of our report dated April 25, 1995, on our audits of the financial statements of The Colonial 401(k) and Profit Sharing Plan (previously presented as
The Colonial Company Profit Sharing Plan) as of December 31, 1994 and
1995 and for each of the three years in the period ended December 31, 1994, which report is included in Colonial's Form 11-K.

                                   /s/ Coopers & Lybrand L.L.P.
Montgomery, Alabama
September 26, 1995


                             Ex-24.(B)

                       CONSENT OF COUNSEL

To:  The Colonial BancGroup, Inc.

     We hereby consent to the use in this registration statement of The Colonial BancGroup, Inc., on Form S-8 of our name in item 5.

                          _____________________________________________
                          MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

September 27, 1995

                              Ex-24

     Power of attorney, filed as Exhibit 25 to the Registrant's
Annual Report on Form 10-K for the fiscal year ending December 31, 1994, is incorporated herein by reference.